Exhibit 10.42

MOLINA HEALTHCARE OF CALIFORNIA
CAPITATED MEDICAL GROUP / IPA
PROVIDER SERVICES AGREEMENT
This Capitated Medical Group / IPA (“Agreement”) is entered by and between Molina Healthcare of California, a California corporation (“Health Plan”), and Pacific Healthcare IPA (“Provider”).
RECITALS

A.
Health Plan arranges for the provision of certain Health Care services to Members pursuant to contracts with various government sponsored health programs. Health Plan intends to participate in additional government sponsored health programs and offer other health products as the opportunities become available.

B.
Health Plan arranges for the provision of certain Health Care services to Members by entering into provider service agreements with individual physicians, groups of physicians, individual practice associations, hospitals, clinics, ancillary health providers, and other health providers.

C.
Provider is licensed to render certain Health Care services and desires to provide such services to Health Plan’s Members in connection with Health Plan’s contractual obligations to provide and/or arrange for Health Care Services for Health Plan’s Members.

Now, therefore, in consideration of the promises, covenants and warranties stated herein, Health Plan and Provider agree as follows:

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ARTICLE ONE - DEFINITIONS

1.1	Provider means the health care professional(s), or entity(ies) identified in Attachment A to this Agreement.

1.2	Capitalized words or phrases in this Agreement shall have the meaning set forth in Attachment B.

ARTICLE TWO - PROVIDER OBLIGATIONS

2.1
Serving as a Panel Provider. Provider shall serve on Health Plan’s panel of providers for the products specified in Attachment C. Provider agrees that its practice information may be used in Health Plan’s provider directories, promotional materials, advertising and other informational material made available to the public and Members. Practice Information includes, but is not limited to, name, address, telephone number, hours of operation, type of practice, and ability to accept new patients. Provider shall promptly notify Health Plan of any changes in this practice information.

2.2	Standards for Provision of Care.

a.
Provision of Covered Services. Provider shall provide Covered Services to Members, within the scope of Provider’s business and practice, in accordance with this Agreement, Health Plan’s policies and procedures, the terms and conditions of the Health Plan product which covers the Member, and the requirements of any applicable government sponsored program.

b.
Standard of Care. Provider shall provide Covered Services to Members at a level of care and competence that equals or exceeds the generally accepted and professionally recognized standard of practice at the time of treatment, all applicable rules and/or standards of professional conduct, and any controlling governmental licensing requirements.

c.
Facilities, Equipment, and Personnel. Provider’s facilities, equipment, personnel and administrative services shall be at a level and quality as necessary to perform Provider’s duties and responsibilities under this

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Agreement and to meet all applicable legal requirements, including the accessibility requirements of the Americans with Disabilities Act.

d.
Prior Authorization. If Provider determines that it is Medically Necessary to consult or obtain services from other health professionals that are Medically Necessary, Provider shall obtain the prior authorization of Health Plan in accordance with Health Plan’s Provider Manual unless the situation is one involving the delivery of Emergency Services. Upon and following such referral, Provider shall coordinate the provision of such Covered Services to Members and ensure continuity of care.

e.
Contracted Providers. Except in the case of Emergency Services or upon prior authorization of Health Plan, Provider shall use only those health professionals, hospitals, laboratories, skilled nursing and other facilities and providers which have contracted with Health Plan (“Participating Providers”).

f.	Member Eligibility Verification. Provider shall verify eligibility of Members prior to rendering services.

g.	Admissions. Provider shall cooperate with and comply with Health Plan’s hospital admission and prior authorization procedures.

h.	Emergency Room Referral. If Provider refers a Member to an emergency room for Covered Services, Provider shall provide notification to Health Plan within twenty-four (24) hours of the referral.

i.
Prescriptions. Except with respect to prescriptions and pharmaceuticals ordered for in-patient hospital services, Provider shall abide by Health Plan’s drug formularies and prescription policies, including those regarding the prescription of generic or lowest cost alternative brand name pharmaceuticals. Provider shall obtain prior authorization from Health Plan if Provider believes a generic equivalent or formulary drug should not be dispensed. Provider acknowledges the authority of Health Plan contracting pharmacists to substitute generics for brand name pharmaceuticals unless counter indicated on the prescription by the Provider.

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j.
Subcontract Arrangements. Any subcontract arrangement entered into by Provider for the delivery of Covered Services to Members shall be in writing and shall bind Provider’s subcontractors to the terms and conditions of this Agreement including, but not limited to, terms relating to licensure, insurance, and billing of Members for Covered Services.

k.
Availability of Services. Provider shall make necessary and appropriate arrangements to assure the availability of Covered Services to Members on a twenty-four (24) hours a day, seven (7) days a week basis, including arrangement to assure coverage of Member patient visits after hours. Provider shall meet the applicable standards for timely access to care and services, taking into account the urgency of the need for the services.

l.
Treatment Alternatives. Health Plan encourages open Provider-Member communication regarding appropriate treatment alternatives. Health Plan promotes open discussion between Provider and Members regarding Medically Necessary or appropriate patient care, regardless of Covered Services limitations. Provider is free to communicate any and all treatment options to Members regardless of benefit coverage limitations.

2.3
Promotional Activities. At the request of Health Plan, Provider shall (a) display Health Plan promotional materials in its offices and facilities as practical, and (b) shall cooperate with and participate in all reasonable Health Plan's marketing efforts. Provider shall not use Health Plan’s name in any advertising or promotional materials without the prior written permission of Health Plan.

2.4    Nondiscrimination.

a.
Enrollment. Provider shall not differentiate or discriminate in providing Covered Services to Members because of race, color, religion, national origin, ancestry, age, sex, marital status, sexual orientation, physical, sensory or mental handicap, socioeconomic status, or participation in publicly financed programs of health care. Provider shall render Covered Services to Members in the same location, in the same manner, in accordance with the same standards, and within the same time availability regardless of payor.

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b.
Employment. Provider shall not differentiate or discriminate against any employee or applicant for employment, with respect to their hire, tenure, terms, conditions or privileges of employment, or any matter directly or indirectly related to employment, because of race, color, religion, national origin, ancestry, age, sex, height, weight, marital status, physical, sensory or mental disability unrelated to the individual’s ability to perform the duties of the particular job or position.

2.5	Recordkeeping.

a.
Maintaining Member Medical Records. Provider shall maintain a medical record for each Member to whom Provider renders health care services. Provider shall open each Member’s medical record upon the Member’s first encounter with Provider. The Member’s medical record shall contain all information required by state and federal law, generally accepted and prevailing professional practice, applicable government sponsored health programs, and all Health Plan policies and procedures. Provider shall retain all such records for at least ten (10) years.

b.
Confidentiality of Member Health Information. Provider shall comply with all applicable state and federal laws, Health Plan’s policies and procedures, government sponsored program requirements regarding privacy and confidentiality of Members’ health information and medical records, including mental health records. Provider shall not disclose or use Member names, addresses, social security numbers, identities, other personal information, treatment modalities, or medical records without obtaining appropriate authorization to do so. This provision shall not affect or limit Provider’s obligation to make available medical records, encounter data and information concerning Member care to Health Plan, any authorized state or federal agency, or other Providers of health care upon authorized referral.

c.
HIPAA. To the extent Provider is considered a covered entity under the Health Insurance Portability and Accountability Act (“HIPAA”), Provider shall comply with all provisions of HIPAA including, but not limited to, provisions addressing privacy, security, and confidentiality.

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d.
National Provider Identification (“NPI”). In accordance with applicable statutes and regulations of the Health Insurance Portability and Accountability Act (HIPAA) of 1996, Provider shall comply with the Standard Unique Identifier for Health Care Provider regulations promulgated under HIPAA (45 CFR Section 162.402, et seq.) and use only the NPI to identify HIPAA covered health care providers in standard transactions. Provider shall obtain an NPI from the National Plan and Provider Enumeration System (“NPPES”) for itself or for any subpart of the Provider. Provider shall make best efforts to report its NPI and any subparts to Health Plan. Provider shall report any changes in its NPI or subparts to Health Plan within thirty (30) days of the change. Provider shall use its NPI to identify itself on all claims and encounters (both electronic and paper formats) submitted to Health Plan.

e.
Delivery of Patient Care Information. Provider shall promptly deliver to Health Plan, upon request and/or as may be required by state or federal law, Health Plan’s policies and procedures, applicable government sponsored health programs, Health Plan’s contracts with the government agencies, or third party payers, any information, statistical data, encounter data, or patient treatment information pertaining to Members served by Provider, including but not limited to, any and all information requested by Health Plan in conjunction with utilization review and management, grievances, peer review, HEDIS Studies, Health Plan’s Quality Improvement Program, or claims payment. Provider shall further provide direct access at reasonable times to said patient care information as requested by Health Plan and/or as required to any governmental agency or any appropriate state and federal authority having jurisdiction over Health Plan. Health Plan shall have the right to withhold compensation from Provider in the event that Provider fails or refuses to promptly provide any such information to Health Plan.

f.
Member Access to Health Information. Provider shall give Health Plan and Members access to Members’ health information including, but not limited to, medical records and billing records, in accordance with the requirements of state and federal law, applicable government sponsored health programs, and Health Plan’s policies and procedures.

2.6    Program Participation.

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a.
Participation in Grievance Program. Provider shall participate in Health Plan’s Grievance Program and shall cooperate with Health Plan in identifying, processing, and promptly resolving all Member complaints, grievances, or inquiries.

b.
Participation in Quality Improvement Program. Provider shall participate in Health Plan’s Quality Improvement Program and shall cooperate with Health Plan in conducting peer review and audits of care rendered by Provider.

c.
Participation in Utilization Review and Management Program. Provider shall participate in and comply with Health Plan’s Utilization Review and Management Program, including all policies and procedures regarding prior authorizations, and shall cooperate with Health Plan in audits to identify, confirm, and/or assess utilization levels of Covered Services. If Provider is a medical group or IPA, Provider shall accept delegation of utilization management responsibilities from Health Plan at Health Plan’s request. If delegation of utilization management responsibilities is revoked, Health Plan shall reduce any otherwise applicable payments owing to Provider by the Utilization Payment Reduction Amount specified in Attachment D.

d.
Participation in Credentialing. Provider shall participate in Health Plan’s credentialing and re-credentialing process and shall satisfy, throughout the term of this Agreement, all credentialing and re-credentialing criteria established by the Health Plan. Provider shall immediately notify Health Plan of any change in the information submitted or relied upon by Provider to achieve credentialed status. If Provider’s credentialed status is revoked, suspended or limited by Health Plan, Health Plan may at its discretion terminate this Agreement and/or reassign Members to another provider. If Provider is a medical group or IPA, Provider shall accept delegation of credentialing responsibilities at Health Plan’s request and shall cooperate with Health Plan in establishing and maintaining appropriate credentialing mechanisms within Provider’s organization. If delegation of credentialing responsibilities to a group or IPA is revoked, Health Plan shall reduce any otherwise applicable payments owing to group or IPA by the Credentialing Reduction Amount specified in Attachment D.

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e.
Provider Manual. Provider shall comply and render Covered Services in accordance with the contents, instructions and procedures set forth in Health Plan’s Provider Manual, which may be amended from time to time. Health Plan’s Provider Manual is incorporated in this Agreement by this reference.

f.
Health Education/Training. Provider shall participate in and cooperate with Health Plan’s Provider education and training efforts as well as Member education and efforts. Provider shall also comply with all Health Plan health education, cultural and linguistic standards, policies, and procedures, and such standards, policies, and procedures as may be necessary for Health Plan to comply with its contracts with employers, the state, or federal government. Provider shall ensure that Provider promptly delivers to Provider’s constituent providers, if any, all informational, promotional, educational, or instructional materials prepared by Health Plan regarding any aspect of providing Covered Services to Members.

2.7	Licensure and Standing.

a.
Licensure. Provider warrants and represents that it is appropriately licensed to render health care services within the scope of Provider’s practice, including having and maintaining a current narcotics number, where appropriate, issued by all proper authorities. Provider shall provide evidence of licensure to Health Plan upon request. Provider shall maintain its licensure in good standing, free of disciplinary action, and in unrestricted status throughout the term of this Agreement. Provider shall immediately notify Health Plan of any change in Provider’s licensure status, including any disciplinary action taken or proposed by any licensing agency responsible for oversight of Provider.

b.
Unrestricted Status. Provider warrants and represents that it has not been convicted of crimes as specified in Section 1128 of the Social Security Act (42 U.S.C. 1320a-7), excluded from participation in the Medicare or Medicaid program, assessed a civil penalty under the provisions of Section 1128, entered into a contractual relationship with an entity convicted of a crime specified in Section 1128, or taken any other action that would prohibit it from participation in Medicaid and/or state health care programs.

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c.
Malpractice and Other Actions. Provider shall give immediate notice to Health Plan of: (a) any malpractice claim asserted against it by a Member, any payment made by or on behalf of Provider in settlement or compromise of such a claim, or any payment made by or on behalf of Provider pursuant to a judgment rendered upon such a claim; (b) any criminal investigations or proceedings against Provider; (c) any convictions of Provider for crimes involving moral turpitude or felonies; and (d) any civil claim asserted against Provider that may jeopardize Provider’s financial soundness.

d.
Staffing Privileges for Providers. Consistent with community standards, every physician Provider shall have staff privileges with at least one Health Plan contracted Hospital as necessary to provide services to members under this Agreement, and shall authorize each hospital at which he/she maintains staff privileges to notify Health Plan should any disciplinary or other action of any kind be initiated against such provider which could result in any suspension, reduction or modification of his/her hospital privileges.

e.
Liability Insurance. Provider shall maintain premises and professional liability insurance in coverage amounts appropriate for the size and nature of Provider’s facility and the nature of Provider’s health care activities. Every physician Provider shall maintain, at a minimum, professional liability insurance with limits of not less than one million dollars ($1,000,000) per occurrence and three million dollars ($3,000,000) in the aggregate for the policy year and for each physician comprising Provider. If the coverage is claims made or reporting, Provider agrees to purchase similar “tail” coverage upon termination of the Provider’s present or subsequent policy. Provider shall deliver copies of such insurance policies to Health Plan within five business days of a written request by Health Plan.

2.8	Claims Payment.

a.
Submitting Claims. If applicable, Provider shall promptly submit to Health Plan claims for Covered Services rendered to Members. All claims shall be submitted in a form acceptable to and approved by Health Plan, and shall include any and all medical records pertaining to the claim if requested by Health Plan or otherwise required by Health Plan’s policies and procedures. Except as otherwise provided by law or provided by government sponsored

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program requirements, any claims that are not submitted by Provider to Health Plan within ninety (90) days of providing the Covered Services that are the subject of the claim shall not be eligible for payment, and Provider hereby waives any right to payment therefor.

b.
Compensation. When applicable, Health Plan shall pay Provider for Clean Claims for Covered Services provided to Members, including Emergency Services, in accordance with applicable law and regulations and in accordance with the compensation schedule set forth in Attachment D. Provider shall accept such payment, applicable co-payments, deductibles, and coordination of benefits collections as payment in full for services provided under this Agreement. Provider shall not balance bill Members for any Covered Services.

c.	Co-payments and Deductibles. Provider is responsible for collection of co-payments and deductibles, if any.

d.
Coordination of Benefits. Health Plan is a secondary payer in any situation where there is another payer as primary carrier. Provider shall make reasonable inquiry of Members to learn whether Member has health insurance or health benefits other than from Health Plan or is entitled to payment by a third party under any other insurance or plan of any type, and Provider shall immediately notify Health Plan of said entitlement. In the event that coordination of benefits occurs, Provider shall be compensated in an amount equal to the allowable Clean Claim less the amount paid by other health plans, insurance carriers and payers, not to exceed the amount specified in Attachment D.

e.
Offset. In the event that Health Plan determines that a claim has been overpaid or paid in duplicate, or that funds were paid which were not provided for under this Agreement, Provider shall make repayment to Health Plan within thirty (30) working days of written notification by Health Plan of the overpayment, duplicate payment, or other excess payment. In addition to any other contractual or legal remedy, Health Plan may recover the amounts owed by way of offset or recoupment from current or future amounts due Provider by giving Provider not less than thirty (30) working days notice in which to exercise Provider’s appeal rights under this Agreement. As a material

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condition to Health Plan’s obligations under this Agreement, Provider agrees that the offset and recoupment rights set forth herein shall be deemed to be and to constitute rights of offset and recoupment authorized in state and federal law or in equity to the maximum extent legally permissible, and that such rights shall not be subject to any requirement of prior or other approval from any court or other governmental authority that may now or hereafter have jurisdiction over Health Plan and/or Provider.

f.
Claims Review and Audit. Provider acknowledges Health Plan’s right to review Provider’s claims prior to payment for appropriateness in accordance with industry standard billing rules, including, but not limited to, current UB manual and editor, current CPT and HCPCS coding, CMS billing rules, CMS bundling/unbundling rules, National Correct Coding Initiatives (NCCI) Edits, CMS multiple procedure billing rules, and FDA definitions and determinations of designated implantable devices and/or implantable orthopedic devices. Provider acknowledges Health Plan’s right to conduct such review and audit on a line-by-line basis or on such other basis as Health Plan deems appropriate, and Health Plan’s right to exclude inappropriate line items to adjust payment and reimburse Provider at the revised allowable level. Provider also acknowledges Health Plan’s right to conduct utilization reviews to determine medical necessity and to conduct post-payment billing audits. Provider shall cooperate with Health Plan’s audits of claims and payments by providing access at reasonable times to requested claims information, all supporting medical records, Provider’s charging policies, and other related data. Health Plan shall use established industry claims adjudication and/or clinical practices, state and federal guidelines, and/or Health Plan’s policies and data to determine the appropriateness of the billing, coding and payment.

g.
Payments which are the Responsibility of a Capitated Provider. Provider agrees that if Provider is or becomes a party to a subcontract or other agreement with another provider contracted with Health Plan; who receives capitation from Health Plan and is responsible for arranging for Covered Services through subcontract arrangements (“Capitated Provider”), Provider shall look solely to the Capitated Provider, and not Health Plan, for payment of Covered Services provided to Members that are covered by Health Plan’s agreements with such Capitated Providers.

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2.9
Compliance with Applicable Law. Provider shall comply with all applicable state and federal laws governing the delivery of Covered Services to Members including, but not limited to, title VI of the Civil Rights Act of 1964; title IX of the Education Amendments of 1972 (regarding education programs and activities); the Age Discrimination Act of 1975; the Rehabilitation act of 1973; the Balanced Budget Act of 1997; and the Americans with Disabilities Act:

a.
Provider acknowledges that this Agreement and all Covered Services rendered pursuant to this Agreement are subject to state licensing statutes and regulations set forth in Attachment E and all applicable sub-attachments to Attachment E.

b.
Provider acknowledges that all Covered Services rendered in conjunction with the state Medicaid program are subject to the additional provisions set forth in Attachment F and all applicable sub-attachments to Attachment F, the effect of which provisions is limited solely to activities and Covered Services related to the state Medicaid program.

c.
Provider acknowledges that all Covered Services rendered in conjunction with the Medicare program are subject to the Medicare provisions set forth in Attachment H, the effect of which provisions is limited solely to activities and Covered Services related to the Medicare program.

2.10
Provider Non-solicitation Obligations. Provider shall not unilaterally assign or transfer patients served under this Agreement to another medical group, IPA, or provider without the prior written approval of Health Plan. Nor shall Provider solicit or encourage Members to select another health plan for the primary purpose of securing financial gain for Provider. Nothing in this provision is intended to limit Provider’s ability to fully inform Members of all available health care treatment options or modalities.

2.11
Fraud and Abuse Reporting. Provider shall report to Health Plan’s compliance officer all cases of suspected fraud and/or abuse, as defined in Title 42, of the Code of Federal Regulations, Section 455.2, where there is reason to believe that an incident of fraud and/or abuse has occurred, by subcontractors, Members, providers, or employees within ten (10) state working days of the date when Provider first becomes aware of, or is on notice of, such activity. Provider shall

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establish policies and procedures for identifying, investigating, and taking appropriate corrective action against fraud and/or abuse in the provision of Health Care Services under the Medi-Cal program. Upon the request of Health Plan and/or the State, Provider shall consult with the appropriate State agency prior to and during the course of any such investigations.

2.12
Advance Directive. Provider shall document all patient records with respect to the existence of an Advance Directive in compliance with the Patient Self-Determination Act (Section 4751 of the Omnibus Reconciliation Act of 1990), as amended, and other appropriate laws.

2.13
Reciprocity Agreements. Provider shall cooperate with Health Plan’s Participating Providers and affiliates of Health Plan and agrees to provide Covered Services to Members enrolled in various government sponsored health programs and other health products, and various government sponsored health programs and other health products of affiliates, and to assure reciprocity of health care services. Without limiting the foregoing, if any Member receives services or treatment constituting Covered Services from Provider and a capitated Participating Provider is financially responsible for such services, such Participating Provider shall be solely responsible for compensating Provider for any Covered Services provided by the Provider in accordance with the applicable Payments which are the Responsibility of a Capitated Provider provisions of this Agreement. Payment by the Participating Provider shall be at; (i) the rates agreed by the Participating Provider and Provider, or (ii) if there is no applicable agreement, at the lesser of Provider’s billed charges or an amount equivalent to one hundred percent (100%) of the governing rates provided by applicable State and Federal Law specific to the Member's enrolled benefit plan (i.e. Medicaid, Medicare, etc) in place at the time services are rendered, or (iii) at the election of the Participating Provider, at the rates set forth in this Agreement. Provider agrees that the applicable provisions of the Compensation section of this Agreement shall continue to be binding upon Provider, especially in that Provider shall not balance bill Members for any Covered Services. Provider shall comply with the procedures established by Health Plan or its affiliates and this Agreement for reimbursement of such services or treatment. Provider shall not encourage Members to receive Covered Services from non-Participating Providers. Breach of this section shall constitute breach of a material term of the Agreement and will give rise to cause for termination of this Agreement pursuant to the applicable Termination with Cause provisions of this Agreement. Provider shall abide by all

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provisions of this Agreement relating to non-billing of Members with respect to all services and treatment subject to this reciprocity arrangement.

2.14
Reassignment of Members. Health Plan reserves the right to reassign Members from Provider to another provider or to limit or deny the assignment or selection of new Members to Provider during any termination notice period or if Health Plan determines that assignment to Provider poses a threat to the Members’ health and safety. If Provider requests reassignment of a Member, Health Plan, in its sole discretion, will make the determination regarding reassignment based upon good cause shown by the Provider. When the Health Plan reassigns Member(s), Provider shall forward copies of the Member’s medical records to the new provider within ten (10) business days of receipt of the Plan’s or the Member’s request to transfer the records.

2.15
Notification of Network Change. Where Provider constitutes specialists, is a medical group, IPA, or any other similar entity/organization, Provider shall provide Health Plan and Member with timely written notification in the event a constituent specialty provider terminates its contract with Provider. Said written notification shall be in compliance with all state and federal laws or government sponsored program requirements.

ARTICLE THREE - HEALTH PLAN’S OBLIGATIONS

3.1	Compensation. Health Plan shall pay Provider in accordance with the terms and conditions of this Agreement and the compensation schedule set forth in Attachment D.

3.2	Member Eligibility Determination. Health Plan shall maintain data on Member eligibility and enrollment. Health Plan shall promptly verify Member eligibility at the request of Provider.

3.3	Prior Authorization Review. Health Plan shall timely respond to requests for prior authorization and/or determination of Covered Services.

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3.4
Medical Necessity Determination. Health Plan’s determination with regard to Medically Necessary services and scope of Covered Services, including determinations of level of care and length of stay benefits available under the Member’s health program shall govern. The primary concern with respect to all medical determination shall be the interest of the Member.

3.5
Member Services. Health Plan will provide services to Members including, but not limited to, assisting Members in selecting a primary care physician, processing Member complaints and grievances, informing Members of the Health Plan’s policies and procedures, providing Members with membership cards, providing Members with information about Health Plan, and providing Members with access to Health Plan’s Provider Directory, updated from time to time, identifying the professional status, specialty, office address, and telephone number of Health Plan contracted providers.

3.6
Provider Services. Health Plan will maintain a Provider Manual describing Health Plan’s policies and procedures, Covered Services, limitations and exclusions, and coordination of benefits information. Health Plan will maintain a Provider Services Department available to educate Provider regarding Health Plan’s policies and procedures.

3.7
Medical Director. Health Plan will employ a physician as medical director who shall be responsible for the management of both the; (i) medical, and (ii) medically-related scientific and technical, aspects of Health Plan.

ARTICLE FOUR - TERM AND TERMINATION

4.1
Term. This Agreement shall commence on the effective date indicated by Health Plan on the signature page of this Agreement (“Effective Date”) and shall continue in effect for one year; thereafter, it shall automatically renew for successive one (1) year terms unless and until terminated by either party in accordance with the provisions of this Agreement or in accordance with applicable provisions set forth in the attachments.

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4.2	Termination without Cause. This Agreement may be terminated without cause by either party on at least one hundred and fifty (150) days written notice to the other party.

4.3
Termination with Cause. In the event of a breach of any material provision of this Agreement, the party claiming the breach will give the other party written notice of termination setting forth the facts underlying its claim(s) that the other party has breached the Agreement. The party receiving the notice of termination shall have thirty (30) days from the date of receipt of such notice to remedy or cure the claimed breach to the satisfaction of the other party. During this thirty (30) day period, the parties agree to meet as reasonably necessary and to confer in good faith in an attempt to resolve the claimed breach. If the party receiving the notice of termination has not remedied or cured the breach within such thirty (30) day period, the party who provided the notice of termination shall have the right to immediately terminate this Agreement.

4.4
Immediate Termination. Notwithstanding any other provision of this Agreement, Health Plan may immediately terminate this Agreement and transfer Member(s) to another provider by giving notice to Provider in the event of any of the following:

a.	Provider’s license or certificate to render health care services is limited, suspended or revoked, or disciplinary proceedings are commenced against Provider by the state licensing authority;

b.	Provider fails to maintain insurance required by this Agreement;

c.	Provider loses credentialed status;

d.
Provider becomes insolvent or files a petition to declare bankruptcy or for reorganization under the bankruptcy laws of the United States, or a trustee in bankruptcy or receiver for Provider is appointed by appropriate authority;

e.	If Provider is capitated and Health Plan determines Provider to be financially incapable of bearing capitation or other applicable risk-sharing compensation

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methodology;

f.	Health Plan determines that Provider’s facility and/or equipment is insufficient to render Covered Services to Members;

g.
Provider is excluded from participation in Medicare and state health care programs pursuant to Section 1128 of the Social Security Act or otherwise terminated as a provider by any state or federal health care program;

h.	Provider engages in fraud or deception, or knowingly permits fraud or deception by another in connection with Provider’s obligations under this Agreement;

i.	Health Plan determines that health care services are not being properly provided, or arranged for, and that such failure poses a threat to Members’ health and safety.

4.5
Notice to Members of Termination. In the event one of the parties to this Agreement provides notification of termination of this Agreement, Health Plan shall provide affected Members with timely written notification, of such termination, prior to the effective date of specialist termination, as required for compliance with any state and federal laws, government sponsored program requirement, or accreditation requirement. Notification to affected members shall comply with the notification requirements set forth in Health and Safety Code section 1373.65(f).

ARTICLE FIVE - GENERAL PROVISIONS

5.1
Indemnification. Each party shall indemnify and hold harmless the other party and its officers, directors, shareholders, employees, agents, and representatives from any and all liabilities, losses, damages, claims, and expenses of any kind, including costs and attorneys’ fees, which result from the duties and obligations of the indemnifying party and/or its officers, directors, shareholders, employees, agents, and representatives under this Agreement.

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5.2
Relationship of the Parties. Nothing contained in this Agreement is intended to create, nor shall it be construed to create, any relationship between the parties other than that of independent parties contracting with each other solely for the purpose of effectuating the provisions of this Agreement. This Agreement is not intended to create a relationship of agency, representation, joint venture, or employment between the parties. Nothing herein contained shall prevent any of the parties from entering into similar arrangements with other parties. Each of the parties shall maintain separate and independent management and shall be responsible for its own operations. Nothing contained in this Agreement is intended to create, nor shall be construed to create, any right in any third party, including but not limited to Health Plan’s Members. Nor shall any third party have any right to enforce the terms of this Agreement.

5.3
Entire Agreement. This Agreement, together with Attachments and incorporated documents or materials, contains the entire agreement between Health Plan and Provider relating to the rights granted and obligations imposed by this Agreement. The contract between the state and the Health Plan is incorporated herein by reference and shall be the guiding and controlling document when interpreting the terms of this Agreement. Any prior agreements, promises, negotiations, or representations, either oral or written, relating to the subject matter of this Agreement are of no force or effect.

5.4
Severability. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated as a result of such decision.

5.5
Non-exclusivity. This Agreement shall not be construed to be an exclusive Agreement between Health Plan and Provider. Nor shall it be deemed to be an Agreement requiring Health Plan to refer Members to Provider for health care services.

5.6
Amendment. Health Plan may, without Provider’s consent, amend this Agreement to maintain consistency and/or compliance with any state or federal law, policy, directive, or government sponsored program requirement upon forty-five (45) business days’ notice to Provider unless a shorter timeframe is necessary for compliance. Health Plan may otherwise materially amend this Agreement

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only after forty-five (45) business days prior written notice to Provider and only if mutually agreed to by the parties as evidenced by the amendment being executed by each party hereto.

5.7
Assignment. Provider may not assign, transfer, subcontract or delegate, in whole or in part, any rights, duties, or obligations under this Agreement without the prior written consent of Health Plan. Subject to the foregoing, this Agreement is binding upon, and inures to the benefit of the Health Plan and Provider and their respective successors in interest and assigns. Neither the acquisition of Health Plan nor a change of its legal name shall be deemed an assignment.

5.8
Arbitration. Any claim or controversy arising out of or in connection with this Agreement shall be resolved, to the extent possible, within forty-five (45) days through informal meetings and discussions held in good faith between appropriate representatives of the parties. Any remaining claim or controversy shall be settled by binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules then in effect by a single arbitrator in Los Angeles County; provided, however, that binding arbitration shall not be utilized to adjudicate matters that primarily involve review of Provider’s professional competence or professional conduct, and shall not be available as a mechanism for appeal of any determinations made as to such matters. If possible, the arbitrator shall be an attorney with at least fifteen (15) years of experience, including at least five (5) years of experience in managed health care. The parties shall conduct a mandatory settlement conference at the initiation of arbitration, to be administered by AAA. The arbitrator shall have no authority to provide a remedy or award damages that would not be available to such prevailing party in a court of law, nor shall the arbitrator have the authority to award punitive damages. Each party shall bear its own costs and expenses, including its own attorneys’ fees, and shall bear an equal share of the arbitrator’s and administrative fees of arbitration. The parties agree to accept any decision by the arbitrator as a final determination of the matter in dispute, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Arbitration must be initiated within one year of the earlier of the date the claim or controversy arose, was discovered, or should have been discovered with reasonable diligence; otherwise it shall be deemed waived. The use of binding arbitration shall not preclude a request for equitable and injunctive relief made to a court of appropriate jurisdiction.

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5.9
Attachments. Each of the Attachments identified below is hereby made a part of this Agreement:

Attachment A – Provider Identification Sheet
Attachment B – Definitions
Attachment C – Products/Programs
Attachment D – Compensation Schedule
Attachment E – Licensing Provisions
Attachment E-1 – Financial Solvency Provisions
Attachment E-2 – Provider Claims Processing Provisions
Attachment F – Medicaid Program Provisions
Attachment F-1 – Emergency Services Provisions
Attachment G – Acknowledgment of Receipt of Provider Manual
Attachment H – Medicare Program Provisions
Attachment I – Disclosure Form
Attachment J – Certificate of Ownership
Attachment K – Matrix of Financial Responsibility
Attachment L – Business Associate Addendum

5.10
Notice. All notices required or permitted by this Agreement shall be in writing and may be delivered in person or may be sent by registered or certified mail or U.S. Postal Service Express Mail, with postage prepaid, or by Federal Express or other overnight courier that guarantees next day delivery, or by facsimile transmission, and shall be deemed sufficiently given if served in the manner specified in this Section. The addresses below shall be the particular party’s address for delivery or mailing of notice purposes:

    If to Health Plan:
    Molina Healthcare of California
    200 Oceangate, Suite 100, Long Beach, California, 90802
    Attention: President/CEO

    If to Provider:
     Pacific Healthcare IPA Associates, Inc.

5000 Airport Plaza Drive, Suite 150,Long Beach, CA 90815
    Attention: Kathy Hegstrom

The parties may change the names and addresses noted above through written

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notice in compliance with this Section. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark date. Notices delivered by U.S. Postal Service Express mail, Federal Express or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the notice to the United States Postal Service, Federal Express or overnight courier. If any notice is transmitted by facsimile transmission or similar means, the notice shall be deemed served or delivered upon telephone confirmation of receipt of the transmission, provided a copy is also delivered via delivery or mail.

*** THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK ***

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SIGNATURE AUTHORIZATION
IN WITNESS WHEREOF, the parties hereto have agreed to and executed this Agreement by their officers thereunto duly authorized as of the Effective Date set forth by Health Plan below. The individual signing below on behalf of Provider acknowledges, warrants, and represents that said individual has the authority and proper authorization to execute this Agreement on behalf of Provider and its constituent providers, if any, and does so freely with the intent to fully bind Provider, and its constituent providers, if any, to the provisions of this Agreement.

Pacific Healthcare IPA      Molina Healthcare of California

Provider Signature:	/s/ Faustino Bernadett	Molina Signature:	/s/ Teri Lauenstein
Signatory Name (Printed):	Faustino Bernadett, M.D.	Signatory Name (Printed):	Teri Lauenstein
Signatory Title (Printed):	President	Signatory Title (Printed):	Vice President, Network Management & Operations
Signature Date:	3/12/2013	Signature Date:	3/28/13
		Effective Date:	(To be completed by Health Plan) May 1, 2013

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ATTACHMENT A
Provider Identification Sheet
Mark applicable category(ies) below. For those Providers representing multiple health care professional(s) or entity(ies), please check all the categories that apply.

Y	Group/IPA (a list of constituent members with their License No., UPIN and DEA numbers is attached and incorporated herein)

Please enter “N/A” for the following if not applicable or not available:

Provider Name	Pacific Healthcare IPA	Billing Address: 5000 Airport Plaza Drive #150, Long Beach, CA 90815
Telephone No.	(562) 766-2000
Facsimile No.	(562) 766-2008
Tax I.D. No. (TIN)	20-4396324
License No.
NPI	1265785323	Physical Address (if different than above): 5000 Airport Plaza Drive #150, Long Beach, CA 90815
NPI Taxonomy
DEA No.

(Use continuation pages if multiple providers under common ownership will submit bills under this Agreement)

I, the undersigned, am authorized to and do hereby verify the accuracy of the foregoing Provider information.

/s/ Faustino Bernadett
Provider Signature

Faustino Bernadett MD_______________
Signatory Name (Printed)

President __________________________
Signatory Title (Printed)

3/12/2013_____
Signature Date

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ATTACHMENT B
Definitions

1.
Advance Directive is a Member’s written instructions, recognized under state law, relating to the provision of health care when the Member is not competent to make a health care decision as determined under state law. Examples of Advance Directives are living wills and durable powers of attorney for health care.

2.	Agreement means this Provider Services Agreement, all Attachments, and incorporated documents or materials.

3.	Claim means an invoice for services rendered to a Member by Provider, submitted in a format approved by Health Plan, and with all service and encounter information required by Health Plan.

4.
Clean Claim means a claim for Covered Services that has no defect, impropriety, lack of any required substantiating documentation, or particular circumstance requiring special treatment that prevents timely payment from being made on the claim.

5.	CMS means the Centers for Medicare and Medicaid Services, an administrative agency of the United States Government, responsible for administering the Medicare program.

6.	CMS Agreement means the Medicare Advantage contract between Health Plan and CMS.

7.
Covered Services means those health care services that are Medically Necessary, are within the normal scope of practice and licensure of Provider, and are benefits of the Health Plan product or a Health Plan affiliate’s product which covers the Member.

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8.	Credentialing Payment Reduction Amount means that amount by which payments otherwise owing to Provider are reduced in the event Provider is dedelegated responsibility for credentialing.

9.
Emergency Services are Covered Services necessary to evaluate or stabilize a medical or psychiatric condition manifesting itself by acute symptoms of sufficient severity (including severe pain) so as to cause a prudent layperson, who possesses an average knowledge of health and medicine, to reasonably expect the absence of immediate medical attention to result in: (a) placement of the Member’s health (or the health of the Member’s unborn child) in serious jeopardy; (b) serious impairment to bodily functions; or (c) serious dysfunction of any bodily organ or part. For Health Plan’s Medicaid / Medi-Cal members, Emergency Services also includes any services defined as emergency services under 42 C.F.R. §438.114.

10.	Grievance Program means the procedures established by Health Plan to timely address Enrollee and Provider complaints or grievances.

11.	Health Plan means Molina Healthcare of California.

12.	HEDIS Studies means Health Employer Data and Information Set.

13.	IPA means Independent Practice Association.

14.
Medically Necessary means those medical services and supplies which are provided in accordance with professionally recognized standards of practice which are determined to be: (a) appropriate and necessary for the symptoms, diagnosis or treatment of the Member’s medical condition; (b) provided for the diagnosis and direct care and treatment of such condition; (c) not furnished primarily for the convenience of the Member, the Member’s family, the treating provider, or other provider; (d) furnished at the most appropriate level which can be provided consistent

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with generally accepted medical standards of care; and (e) consistent with Health Plan policy.

15.	Medicare means the Hospital Insurance Plan (Part A) and the Supplementary Medical Insurance Plan (Part B) provided under Title XVIII of the Social Security Act, as amended.

16.
Medicare Advantage means the managed care program established by the Medicare Modernization Act of 2003 to serve Medicare-eligible beneficiaries. Medicare Advantage plans generally cover Part A and Part B services and may also include Part D Services.

17.
Medicare Advantage Special Needs Plan (MA-SNP) means the managed care program established by the Medicare Modernization Act of 2003 which allows health plans to create specialized plans for beneficiaries who are eligible for Medicare and Medicaid.

18.	Member(s) means a person(s) enrolled in one of Health Plan’s benefit products or a Health Plan affiliate’s benefit product and who is eligible to received Covered Services.

19.
Provider means the person(s) and/or entity identified in Attachment A to this Agreement. Where Provider is a Group/IPA or Hospital, Provider means and includes all constituent physicians, allied health professionals and staff persons who provide health care services to Members by and/or through the Group/IPA or Hospital. All of said persons are bound by the terms of this Agreement.

20.
Provider Manual means the compilation of Health Plan policies, procedures, standards and specimen documents, as may be unilaterally amended or modified from time to time by Health Plan or mutually amended or modified from time to time by the parties, that have been compiled by Health Plan for the use and instruction of Provider, and to which Provider must adhere.

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21.
Quality Improvement Program means the policies, procedures and systems developed by Health Plan for monitoring, assessing and improving the accessibility, quality and continuity of care provided to Members.

22.
Utilization Review and Management Program means the policies, procedures and systems developed by Health Plan for monitoring the utilization of Covered Services by Members, including but not limited to under-utilization and over-utilization.

23.
Utilization Management Reduction Amount means that amount by which payments otherwise owing to Provider are reduced in the event that Provider is de-delegated responsibility for utilization management.

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ATTACHMENT C
Products/Programs

Provider hereby elects to participate as a panel provider for each of the following Health Plan products as offered and applicable.

N    Medi-Cal Geographic Managed Care

N    Medi-Cal Two-Plan Model

 Y    MA-SNP (Molina Medicare Options Plus)

Y	CFAD (Medicare Capitated Financial Alignment Demonstration and successor(s))

N    Molina Health Benefit Exchange Product

N    Other Products - Provider agrees that Health Plan may from time to time add additional products for which provider agrees to participate as a contracted provider

Health Plan shall maintain any applicable benefit and Covered Services descriptions in its Provider Manual.

ATTACHMENT D
Compensation Schedule

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Health Plan shall pay Provider in accordance with the terms and conditions of this Agreement and the reimbursement terms set forth in this Attachment and any applicable sub-attachments referenced hereto and incorporated herein.
ARTICLE ONE – COMPENSATION TERMS

6.1
Definitions. The following terms shall have the meanings attributed below for purposes of this attachment. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

a.
Capitation Payments are the monthly payments made to Provider on a prepaid basis for Covered Services provided or arranged by Provider under this Agreement. Capitation Payments to Provider shall be made to the Provider by the fifteenth (15th) day of each month. In the event the fifteenth (15th) day of the month is not a business day, the Capitation Payment shall be due and payable on the next business day following the fifteenth (15th) day of the month.

b.
Medicare Program Members are the Members enrolled in the following Medicare program(s) as specified in Attachment C and checked below:

    Y MA-SNP (Molina Medicare Options Plus))
    Y CFAD (Capitated Financial Alignment Demonstration and successor(s)

c.	Medicare Program Revenue is the Part A and B Monthly CMS Payment that Health Plan receives from CMS for Medicare Program Members assigned to Provider.

6.2	Capitation Payment Terms.

a.
Matrix of Financial Responsibility. For each Health Plan program or set of programs (ie. Medicaid Programs, Medicare Programs, etc) that Provider is reimbursed on a Capitation Payment basis, there is an attached Matrix of Financial Responsibility at Attachment K specifying the financial responsibility for Covered Services between Health Plan and Provider.

b.	Capitation Payments for Medicare Program Members assigned to Provider shall be made based upon a per Member per month capitation rate.

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For Medicare Program Members, Health Plan shall pay provider at thirty-eight percent (38%) of the Medicare Program Revenue per Medicare Program Member per month. Health Plan may amend this Agreement, in accordance with the applicable Amendment section of this Agreement, to modify these Capitation Payments in order to account for any revenue reduction in the applicable government-sponsored program(s) and benefits, if any.

c.
Collection of Copayments. Provider shall be responsible for the collection of copayments and deductibles (if any) upon rendering Covered Services to Members. Any copayments or deductibles which are stated as a percentage shall be calculated utilizing the fee-for-service rates set forth in the "Non-Capitated Services Submission of Claims/Claims Payment" provisions in this Attachment, applicable to Member’s Health Plan program, for such Covered Services. Provider shall not refuse to provide Covered Services in the event a Member is unable to pay their copayment or deductible except as may be specifically permitted in the Provider Manual or as approved in advance by Health Plan.

d.
Coordination of Benefits for Capitated Providers. Notwithstanding any other provisions of this Agreement, if Provider is reimbursed on a capitated basis and a coordination of benefits occurs, Provider shall not be eligible for additional compensation from Health Plan beyond the applicable Capitation Payments or Non-Capitated Services Submission of Claims/Claims Payments.

e.
Retroactive Adjustments. Capitation Payments shall be subject to retroactive adjustments due to retroactive changes in the following; (i) for those programs based on a percent of premium capitation payment method, the amounts related to such premium adjustments for each program as demographic (ie. age, gender, hospice, ESRD, part A/B coverage, institutionalized, working aged, Medicaid, etc) and/or risk adjustments (ie. CMS Hierarchical Condition Category “HCC” adjustments), if any, which Health Plan receives in government funding sources for each Member assigned to Provider, and/or (ii) for all capitation payment methods, whether on a per Member per month or percent of premium basis, the retroactive changes in the number of Members assigned to Provider for each program.

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f.
Character of Payments. Capitation Payments to Provider pursuant to this Agreement are for the primary purpose of compensating Provider for the value of Covered Services provided pursuant to this Agreement. Provider shall assure that claims and compensation for Covered Services provided or arranged pursuant to this Agreement are paid from the Capitation Payments from Health Plan to Provider as may be necessary for Provider to satisfy its financial obligations under this Agreement. Health Plan shall have the right, but not the obligation, to pay claims which Provider fails to pay for Covered Services provided to Members. Provider specifically agrees that Health Plan may recover such owed amounts by way of offset or recoupment in accordance with the Offset provisions of this Agreement.

g.
Legislation Regulating Provider Risk. Provider recognizes that the compensation terms set forth in this Attachment are established in exchange for Provider’s provision of Covered Services that are the financial responsibility of Provider, as outlined in the applicable Matrix of Financial Responsibility. In the event that any state or federal law, policy, directive, or government sponsored program requirement requires Health Plan to assume financial risk for certain Covered Services previously assigned to Provider, Health Plan may, without Provider’s consent, amend this Agreement to comply. Health Plan will provide Provider with forty-five (45) business days’ notice of the change unless a shorter timeframe is necessary for compliance.

Health Plan will present Provider with its actuarial valuation of the services that will no longer be the financial risk of Provider. Provider will have the opportunity to either present Health Plan with its expense data or an independent actuarial valuation of the same services. If Provider chooses to retain an independent actuary at its expense, the selection of the actuary must be mutually agreeable to both parties. If the independent actuary’s findings indicate that the value of the services is less than Health Plan’s valuation and if Health Plan and Provider reach mutual agreement on a lower valuation, then an adjustment corresponding to the mutually agreed upon valuation shall be made to the Health Plan’s compensation as of the effective date of Health Plan’s implementation of the legislation. The negotiated rate will be documented via an amendment of the Agreement by the parties.

h.	Non-Capitated Services Submission of Claims/Claims Payment. For Clean Claims for Covered Services rendered to Members which are provided

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or arranged by Provider, but are (i) Health Plan’s financial responsibility under the applicable Matrix of Financial Responsibility, and (ii) are not covered by Capitation Payments (collectively the “Non-Capitated Services”), Provider shall obtain the prior authorization of Health Plan in accordance with Health Plan’s Provider Manual unless the situation is one involving the delivery of Emergency Services. Health Plan shall then reimburse Provider for such Non-Capitated Services on a fee-for-service basis in accordance with the applicable Claims Payment provisions of this Agreement, at the lesser of; (i) Provider’s billed charges, or (ii) the applicable fee-for-service rates set forth below less any applicable Member co-payments, deductibles, co-insurance, or amounts paid or to be paid by other liable third parties, if any:

(1)
Non-Capitated Services Payment Rate for Medicare Program Members. An amount equivalent to one hundred percent (100%) of the payment Provider would otherwise have been entitled to had the Covered Services been billed directly under the prevailing local and geographically adjusted Medicare Fee-For-Service program payment rates as of the date(s) of service.

If there is no payment rate in the prevailing local and geographically adjusted Medicare Fee-For-Service program as of the date(s) of service, payment shall be at thirty percent (30%) of Provider’s billed charges.

(2)
Non-Capitated Services Payment Rate for all other Members not otherwise designated above. An amount equivalent to sixty-five percent percent (65%) of the payment Provider would otherwise have been entitled to had the Covered Services been billed directly under the prevailing local and geographically adjusted Medicare Fee-For-Service program payment rates as of the date(s) of service.

If there is no payment rate in the prevailing local and geographically adjusted Medicare Fee-For-Service program as of the date(s) of service, payment shall be at thirty percent (30%) of Provider’s billed charges.

i.
Adequacy of Compensation. Provider shall accept payments as provided herein, along with any applicable co-payments, deductibles, and coordination of benefits collections as payment in full for providing or arranging Covered Services under this Agreement. Provider shall not balance bill Members for

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any Covered Services.
ARTICLE TWO – REVOCATION OF DELEGATED RESPONSIBILITIES

7.1
Revocation of Delegated Responsibilities. If applicable, Health Plan shall reduce any otherwise applicable payments owing to Provider by the amounts specified below in the event delegation of the responsibilities set forth in the applicable Program Participation sections in this Agreement are revoked.

a.
Utilization Management Payment Reduction Amount. If delegation of utilization management responsibilities is revoked, Health Plan shall reduce any otherwise applicable payments owing to Provider by sixty-five cents ($0.65) per Member per month.

b.
Credentialing Payment Reduction Amount. If delegation of credentialing responsibilities is revoked, Health Plan shall reduce any otherwise applicable payments owing to Provider by sixty-five cents ($0.65) per Member per month.

ATTACHMENT E
REQUIRED PROVISIONS
(Health Care Service Plans)

The following provisions are required by (i) federal statutes and regulations applicable to Health Plan, or (ii) state statutes and regulations applicable to health care service plans. Any purported modifications to these provisions inconsistent with such statutes, regulations, and agreements shall be null and void.

DMHC Provisions

1.	In the event that Health Plan fails to pay Provider for Covered Services, the Member or subscriber shall not be liable to Provider for any sums owed by Health Plan.

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Provider shall not collect or attempt to collect from a Member or subscriber any sums owed to Provider by the Health Plan. Provider may not and will not maintain any action at law against a Member or subscriber to collect sums owed to the Provider by Health Plan. (Health and Safety Code section 1379)

2.
To the extent that any of Health Plan’s quality of care review functions or systems are administered by Provider, Provider shall deliver to Health Plan any information requested in order to monitor or require compliance with Health Plan’s quality of care review system. (Rule 1300.51, J-5)

3.	Provider is responsible for coordinating the provision of Health Care Services to Members who select Provider if Provider is a primary care physician. (Rule 1300.67.1(a))

4.
Provider shall maintain Member medical records in a readily available manner that permits sharing within Health Plan of all pertinent information relating to the health care of Members. (Rule 1300.67.1(c))

5.	Provider shall maintain reasonable hours of operation and make reasonable provisions for after-hour services. (Rule 1300.67.2(b))

6.
To the extent Provider has any role in rendering Emergency Services, Provider shall make such Emergency Services available and accessible twenty-four (24) hours a day, seven days a week. (Rule 1300.67.2(c))

7.
Provider shall participate in Plan’s system for monitoring and evaluating accessibility of care including but not limited to waiting times and appointment availability, and addressing problems that may develop. Provider shall timely notify Health Plan of any changes to address or inability to maintain Health Plan’s access standards. (Rule 1300.67(f))

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8.
Health Plan is subject to the requirements of the Knox-Keene Health Care Service Plan Act of 1975, as amended (Chapter 2.2 of Division 2 of the Health and Safety Code), and the Regulations promulgated hereunder (subchapter 5.5 of Chapter 3 of Title 28 of the California Code of Regulations). Any provision of the aforementioned statutes or regulation that is required to be in this Agreement shall bind the Health Plan whether or not expressly set forth in this Agreement. (Rule 1300.67.4(a)(9))

9.
Upon the termination of this Agreement, Health Plan shall be liable for Covered Services rendered by Provider (other than for copayments as defined in subdivision (g) of Section 1345 of the Health and Safety Code) to a subscriber or Member who retains eligibility under the applicable plan contract or by operation of law under the care of Provider at the time of termination of the Agreement until the services being rendered to the subscriber or Member by Provider are completed, unless the Health Plan makes reasonable and medically appropriate provision for the assumption of services by a contracting provider. (Health and Safety Code section 1373.96) (Rule 1300.67.4(a)(10))

10.	Any written communications to Members that concern a termination of this agreement shall comply with the notification requirements set forth in Health and Safety Code section 1373.65(f)

11.
Provider shall maintain all records and provide all information to the Health Plan or the DMHC as may be necessary for compliance by the Health Plan with the provisions of the Knox-Keene Health Care Service Plan Act of 1975, as amended and any regulations promulgated thereunder. To the extent feasible, all such records shall be located in this state. Provider shall retain such records for at least two years: this obligation shall not terminate upon termination of the Agreement, whether by rescission or otherwise. (Health and Safety Code section 1381) (Rule 1300.67.8(b))

12.
Provider shall afford Health Plan and the DMHC access at reasonable times upon demand to the books, records and papers of Provider relating to health services provided to Members and subscribers, to the cost thereof, to payments received by Provider from Members and subscribers of the Health Plan (or from others on their behalf), and, unless Provider is compensated on a fee-for-services basis, to the

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financial condition of Provider. Provider shall promptly deliver to Health Plan, any financial information requested by Health Plan for the purpose of determining Provider’s ability to bear capitation or other applicable forms of risk sharing compensation. (Rule 1300.67.8(c))

13.
Provider shall not and is hereby prohibited from demanding surcharges from Members for Covered Services. Should Health Plan receive notice of any such surcharges by Provider, Health Plan may take any action it deems appropriate including but not limited to demanding repayment by Provider to Members of any surcharges, terminating this Agreement, repaying surcharges to Members and offsetting the cost of the same against any amounts otherwise owing to Provider. (Rule 1300.67.8(d))

14.	Upon Health Plan’s request, provider shall report all co-payments paid by Members to provider. (Health and Safety Code section 1385)

15.
To the extent that any of Health Plan’s quality assurance functions are delegated to Provider, Provider shall promptly deliver to Health Plan all information requested for the purpose of monitoring and evaluating Provider’s performance of those quality assurance functions. (Rule 1300.70)

16.
Provider may utilize Health Plan’s Provider Dispute Resolution Process by phoning or writing the Provider Services Department, Molina Medical Centers, Third Floor, One Golden Shore Drive, Long Beach, CA 90802 (800) 526-8196, ext. 1249. The Provider Dispute Resolution Process, however, does not and cannot serve as an appeal process from any fair hearing proceeding held pursuant to Health and Safety Code Section 809, et. seq. Please see the Provider Manual for more information regarding the dispute resolution process. (Health and Safety Code Section 1367(h).) (Rule 1300.71.38)

17.
Provider shall display in each reception and waiting area a notice informing Members how to contact their health plan, file a complaint with their plan, obtain assistance from the DMHC, and seek an independent medical review. (Rule 1300.67.8(f))

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18.
Provider shall provide grievance forms and assist Members in filing grievances. Provider shall cooperate with Health Plan in responding to Member grievances and requests for independent medical reviews. (Rule 1300.68(b))

19.
In the event a Member seeks and obtains a recovery from a third party or a third party’s insurer for injuries caused to that Member, and only to the extent permitted by the Member’s evidence of coverage and by California law, Provider may have the right to assert a third party lien for and to recover from the Member the reasonable value of Covered Services provided to the Member by Provider for the injuries caused by the third party. Health Plan shall similarly have the right to assert a lien for and recover for payments made by Health Plan for such injuries. Provider shall cooperate with Health Plan in identifying such third party liability claims and in providing such information. Pursuit and recovery of under third party liens shall be conducted in accordance with California Civil Code section 3040.

20.
The Provider Manual may be unilaterally amended or modified by Health Plan to maintain consistency and/or compliance with any state or federal law, policy, directive, or government sponsored program requirement upon forty-five (45) business days’ notice to Provider unless a shorter timeframe is necessary for compliance. Health Plan may otherwise materially amend the Provider Manual only after forty-five (45) business days prior written notice to Provider and only if mutually agreed to by the parties as evidenced by the amendment being executed by each party.

21.
Notwithstanding any other provision in this Agreement, if Health Plan or Health Plan’s capitated provider is not the primary payer under coordination of benefits, Provider may submit claims to Health Plan or Health Plan’s capitated provider within ninety (90) days from the date of payment or date of contest, denial or notice from the primary payer. Except as otherwise provided by law or provided by government sponsored program requirements, any claims that are not submitted by Provider to Health Plan within ninety (90) days from the date of payment or date of contest, denial or notice from the primary payer shall not be eligible for payment, and Provider hereby waives any right to payment therefore.

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22.
Notwithstanding any other provision in this Agreement, if Health Plan or Health Plan’s capitated provider denies a claim because it was filed beyond the claim filing deadline, Health Plan will, upon Provider’s submission of a provider dispute pursuant to Title 28, California Code of Regulations, section 1300.71.38 and the demonstration of good cause for the delay, accept, and adjudicate the claim according to California Health & Safety Code section 1371 or 1371.35, whichever is applicable, and the California Code of Regulations.

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ATTACHMENT E-1
DMHC Financial Solvency Provisions

This Attachment is required to comply with the financial standards and reporting requirements Rules 1300.75.4 through 1300.75.4.8. References to the term “Rule” identify regulatory citations in Title 28 of the California Code of Regulations.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

I. DEFINITIONS

1.1
“Cash-to-Claims Ratio” is Provider’s cash, readily available marketable securities and receivables, excluding all risk pool, risk-sharing, incentive payment program and pay-for-performance receivables, reasonably anticipated to be collected within sixty (60) days divided by Provider’s unpaid claims liability. Unpaid claims liability is claims payable plus incurred but not reported claims (“IBNR”).

1.2	“Contracted Plans” means all full-service health care service plans as defined in Section 1345(f) of the California Health & Safety Code with which Provider has contracts involving a Risk Arrangement.

1.3
“Corrective Action Plan" (“CAP”) means a plan reflected in a document containing requirements for correcting and monitoring Provider's efforts to correct any financial solvency deficiencies in the Grading Criteria, financial deficiencies or other claims payment deficiencies, determined through the DMHC’s review or audit process, indicating that Provider may lack the capacity to meets its contractual obligations consistent with the requirements of Rule 1300.70(b)(2)(H)(1).

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1.4	“DMHC” means the California Department of Managed Health Care. Whenever the Solvency Regulations reference the Department, that reference includes the DMHC or its External Party.

1.5	“External Party” means the DMHC or its designated agent, which may be contracted or appointed to fulfill the functions stated in these Solvency Regulations.

1.6	“Grading Criteria” means the four grading/reviewing criteria specified in Health and Safety Code sections 1375.4(b)(1)(A)(i), (ii), (iii), and (iv) and the Cash-to-Claims Ratio as defined above.

1.7	“Risk Arrangement” is defined to include both "risk-sharing arrangement" and "risk-shifting arrangement," which are defined as follows:

(a)	Risk-Sharing Arrangement means any compensation arrangement between Provider and Health Plan under which Provider shares the risk of financial gain or loss with Health Plan.

(b)
Risk-Shifting Arrangement means a contractual arrangement between Provider and Health Plan under which Health Plan pays Provider on a fixed, periodic or capitated basis, and the financial risk for the cost of services provided pursuant to the contractual arrangement is assumed by Provider.

1.8	"Solvency Regulations" means Rules 1300.75.4 through 1300.75.4.8 .

II. OBLIGATIONS OF HEALTH PLAN

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2.1
Monthly Membership Reports. Notwithstanding any different provisions of the Agreement, Health Plan will provide the following information to Provider on a monthly basis for members assigned to Provider, within ten (10) calendar days following the start of each month:

(a)
Membership information containing at least the following elements for each member: i) identification number; ii) name; iii) birth date; iv) gender; v) address (including zip code); vi) benefit plan selected; vii) employer group identification (name and number); viii) identity of other third party coverage (if known); ix) dates of enrollment/disenrollment from Provider; x) Provider number; xi) primary care physician selected; xii) primary care physician effective date; xiii) type of change to coverage; xiv) co-payment amounts; xv) deductible (if applicable); xvi) amount of monthly capitation payment.

(b)
The following additional information: i) member additions and terminations for the month (including at least: member name, member identification number); ii) number of additional members under each managed care plan; iii) number of terminated members under each managed care plan.

(c)
Health Plan shall submit the information from Section 2.1(a) and 2.1(b) to Provider electronically, unless both Health Plan and Provider agree in writing that hard copy reports will be submitted instead.

(d)	If the information from Section 2.1(a) and 2.1(b) above is provided to Provider in more than one report, all reports shall be processed by Health Plan on the same date.

(e)
Within forty-five (45) calendar days of the close of each calendar quarter, Health Plan shall disclose to Provider a reconciliation of any variances between the reports for information listed in sections 2.1(a) and 2.1(b) above through electronic transmission, or in hard copy if mutually agreed upon by Provider and Health Plan.

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2.2	Intentionally Left Blank.

2.3	Intentionally Left Blank.

2.4
Annual Financial Risk Disclosure. On the Agreement anniversary date each year, Health Plan shall disclose to Provider the financial risk assumed under the Agreement by providing to Provider the following information for each and every type of Risk Arrangement (including, but not limited to, Medicare Advantage, Medi-Cal, commercial, point of service, small group, and individual plans) covered under the Agreement:

(a)	A matrix of responsibility for medical expenses (physician, institutional, ancillary, and pharmacy) which will be allocated to Provider, a hospital(s) or Health Plan under the Risk Arrangement.

(b)
Expected/projected utilization rates and unit costs for each major expense service group (inpatient, outpatient, primary care physician, specialist, pharmacy, injectables, home health, durable medical equipment, ambulance and other), as well as the source of the data and the actuarial methods employed in determining the utilization rates and unit costs by each and every type of Risk Arrangement.

2.5	Annual Disclosure of Capitation Payments. On the Agreement anniversary date each year, Health Plan shall disclose to Provider the amount of capitation payments to be paid per member per month.

2.6
Capitation Deduction Detail. Health Plan shall provide to Provider sufficient details to allow Provider to verify the accuracy and appropriateness of any deductions from capitation payments made by Health Plan including, but not

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limited to, member name, member number, member date-of-birth, billing provider name, date-of-service, procedure/service codes billed, and amount paid.

III. OBLIGATIONS OF MEDICAL GROUP

3.1	Cash-to-Claims Ratio. Provider shall maintain at least the following Cash-to-Claims Ratio:

(a)	0.60 – January 1, 2006 through June 30, 2006

(b)	0.65 – July 1, 2006 through December 31, 2006

(c)	0.75 – January 1, 2007 and thereafter

3.2
Quarterly Financial Survey. No later than forty-five (45) calendar days following the close of each quarter of its fiscal year beginning on or after July 1, 2005, Provider agrees to submit a quarterly financial survey report in an electronic format to the DMHC as required by Rule 1300.41.8 of Title 28 of the California Code of Regulations as set forth below:

(a)	The quarterly financial survey report shall include the following if Provider has at least 10,000 covered lives under all Risk Arrangements as of December 31 of the preceding calendar year:

(i)
A Financial survey report, (including a balance sheet, an income statement and a statement of cash flows), or comparable financial statements if Provider is a nonprofit entity, and supporting schedule information (including, but not limited to, aging of receivable information), reflecting the results of operations for the immediately preceding quarter, prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). Financial survey reports must be on a combining basis with an affiliate, if Provider or such Provider affiliate is legally or financially responsible for payment of Provider’s claims. Any affiliated entity included in this

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financial survey report must be separately identified in a combining schedule format. For the purposes of this section, Provider’s use: (1) of a “sponsoring organization” arrangement to reduce its liabilities for the purposes of calculating tangible net equity and working capital or (2) an affiliated entity to provide claims processing services shall not be construed to automatically create a legal or financial obligation to pay Provider’s claims liability.

(ii)
A claims report, which includes the percentage of claims that have been timely reimbursed, contested or denied during the quarter by Provider in accordance with the requirements of sections 1371 and 1371.35 of the California Health & Safety Code, Rule 1300.71, and any other applicable state and federal laws and regulations. If less than ninety-five percent (95%) of all complete claims have been reimbursed, contested or denied on a timely basis, the claims report must also describe the reasons why Provider’s claims adjudication process is not meeting the requirements of applicable law, any actions taken to correct the deficiency, and any results of the actions. This claims report is for the purpose of monitoring the financial solvency of Provider and is not intended to change or alter existing state and federal laws and regulations relating to claims payment settlement practices and timeliness.

(iii)
A statement as to whether or not Provider has estimated and documented, on a monthly basis, its liability for (“IBNR”) claims in accordance with Rule 1300.77.2 ("IBNR Statement") and that these estimates are the basis for the quarterly financial survey report submitted to the DMHC. If the estimated and documented liability is not in compliance with Rule 1300.77.2 in any way, the IBNR Statement shall describe in detail for each deficiency the nature of the deficiency, the reasons for the deficiency, any actions taken to correct the deficiency, and any results of those actions. Provider’s failure to: (1) estimate and document, on a monthly basis, its liability for IBNR claims or (2) maintain its books and records on an accrual accounting basis shall result in Provider’s failure to maintain, at all times, positive tangible net equity (“TNE”) and positive working capital as set forth in section 3.2(a)(iv) below.

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(iv)
A statement as to whether or not Provider has maintained at all times throughout the quarter (1) a positive TNE as defined in Rule 1300.76(e) and (2) a positive level of working capital, calculated according to GAAP (“TNE/Working Capital Statement”). If either the required TNE or the required working capital has not been maintained at all times, a statement must be included in the quarterly financial survey report that describes in detail the nature of the deficiency, the reasons for the deficiency, any actions taken to correct the deficiency, and any results of those actions. Provider may reduce its liabilities or increase its cash for purposes of calculating its TNE, working capital and Cash-to-Claim Ratio in a manner allowed by Health and Safety Code Section 1375.4(b)(1)(B) so long as the sponsoring organization has filed with the DMHC: (1) its audited annual financial statements within one hundred twenty (120) calendar days of the end of the sponsoring organization’s fiscal year and (2) a copy of the written guarantee meeting the requirements of Health and Safety Code Rule 1375.4(b)(1)(B). For purposes of the Health and Safety Code Rule 1375.4(b)(1)(B), a sponsoring organization shall have a TNE of at least twice the total of all amounts that it has guaranteed to all persons and entities, or TNE in a lesser amount approved by the DMHC, in situations where Provider can demonstrate to the DMHC’s satisfaction that a lesser amount of TNE is sufficient. If Provider has a sponsoring organization, Provider shall provide a statement demonstrating the capacity of the sponsoring organization to guarantee Provider’s debts as well as the nature and scope of the guarantee provided consistent with Health and Safety Code Section 1375.4(b)(1)(B).

(v)
For the quarter beginning on or after January 1, 2006, a statement as to whether or not Provider has, at all times during the quarter, maintained a Cash-to-Claims Ratio as required in section 3.1 above, calculated in a manner consistent with GAAP. If the required Cash-to-Claims Ratio has not been maintained at all times, a statement shall be included in the quarterly financial survey report that describes in detail the nature of the deficiency, the reasons for the deficiency, any action taken to correct the deficiency, and any results of that action.

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(b)	The quarterly financial survey report shall include the following if Provider has fewer than 10,000 covered lives under all Risk Arrangements as of December 31 of the preceding calendar year:

(i)	The disclosure statements set forth in sections 3.2(a)(ii),(iii), (iv) and (v) above.

(ii)
In the event Provider serves fewer than 10,000 covered lives under all Risk Arrangements and it: (i) fails to satisfactorily demonstrate its compliance with the Grading Criteria; (ii) experiences an event that materially alters its ability to remain compliant with the Grading Criteria; (iii) is found, by the DMHC’s (or the DMHC’s designee’s) review or audit activities, to potentially lack sufficient financial capacity to continue to accept financial risk for the delivery of health care services consistent with the requirements of Rule 1300.70(b)(2)(H)(1); or (iv) is found, through the DMHC’s HMO Help Center, medical audits and surveys, or any other source, to be delaying referrals, authorizations, or access to basic health care services based on financial considerations, Provider shall, within thirty (30) calendar days of the DMHC’s written request, begin submitting all quarterly financial survey reports set forth in sections 3.2(a) above.

3.3
Annual Financial Survey. Provider agrees to submit to the DMHC on a yearly basis, not more than one hundred fifty (150) calendar days after the close of Provider’s fiscal year beginning on or after January 1, 2005, annual financial survey reports, in an electronic format determined by the DMHC as required by Rule 1300.41.8, based upon Provider’s annual audited financial statement prepared in accordance with generally accepted auditing standards and containing all of the following:

(a)
An annual financial survey report, based upon Provider’s annual audited financial statements, (including at least a balance sheet, an income statement, a statement of cash flows, and footnote disclosures) or comparable financial statements if Provider is a nonprofit entity, and supporting schedule information, (including, but not limited to, aging of receivable information

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and debt maturity information) for the immediately preceding fiscal year, prepared by an independent certified public accountant in accordance with GAAP. For the purposes of determining the independence of the certified public accountant, the regulations of the California State Board of Accountancy (Division 1, Sections 1 through 99.2, Title 16 of the California Code of Regulations) shall apply.

(b)
The financial survey reports of Provider shall be on a combining basis with an affiliate if Provider or such affiliate is legally or financially responsible for the payment of Provider’s claims. Any affiliated entity included in the report shall be separately identified. Provider’s use of: (1) a “sponsoring organization” arrangement to reduce its liabilities for the purposes of calculating TNE and working capital or (2) an affiliated entity to provide claims processing services shall not be construed to automatically create a legal or financial obligation to pay Provider’s claims liability. When combined financial statements are required, the independent accountant's report or opinion must address all the entities included in the combined financial statements. If the accountant's report or opinion makes reference to the fact that another auditor performed a part of the examination, Provider shall also file the report or opinion issued by the other auditor.

(c)
Opinion of an independent certified public accountant indicating whether Provider’s annual audited statements present fairly, in all material respects, the financial position of Provider and whether the financial statements were prepared in accordance with GAAP. If the opinion is qualified in any way, the survey report shall include an explanation regarding the nature of the qualification.

(d)
An IBNR Statement consistent with the requirements outlined in section 3.2(a)(iii) of this Amendment. If the estimated and documented liability is not in compliance with Rule 1300.77.2 in any way, the IBNR Statement shall describe in detail for each deficiency the nature of the deficiency, the reasons for the deficiency, any actions taken to correct the deficiency, and any results of those actions. Provider’s failure to: (1) estimate and document, on a monthly basis, its liability for IBNR claims or (2) maintain its books and

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records on an accrual accounting basis shall result in Provider’s failure to maintain, at all times, positive tangible net equity (“TNE”) and positive working capital as set forth in section 3.3(e) below.

(e)
A TNE/Working Capital Statement consistent with the TNE reporting requirements as outlined in Section 3.2(a)(iv) of this Amendment. If either the required TNE or the required working capital has not been maintained at all times, the TNE/Working Capital Statement shall describe in detail the nature of the deficiency, the reasons for the deficiency, any actions taken to correct the deficiency, and any results of those actions. Provider may reduce its liabilities for purposes of calculating its TNE and working capital in a manner as required by Rule 1300.41.8 and as outlined in section 3.2(a)(iv) of this Amendment.

(f)
For fiscal years beginning on or after January 1, 2006, a statement as to whether or not Provider has at all times during the year maintained a Cash-to Claims Ratio as required in section 3.1 above, calculated in a manner consistent with GAAP. If the required Cash-to-Claims Ratio has not been maintained at all times, a statement shall be included in the quarterly financial survey report that describes in detail the nature of the deficiency, the reasons for the deficiency, any action taken to correct the deficiency, and any results of that action.

(g)	A statement as to whether Provider maintains reinsurance and/or professional stop-loss coverage.

(h)	A copy of Provider’s complete annual audited financial statement, including footnotes and the certificate or opinion of the independent certified public accountant.

3.4
Annual Statement of Organization Survey. Provider shall submit to the DMHC a "Statement of Organization," in an electronic format determined by the DMHC to be filed with Provider's annual financial survey report. Such Statement of

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Organization shall include the following information as of December 31 of each calendar year prior to the filing:

(a)	Name and address of Provider;

(b)	Financial and public contact person, with title, address, telephone, fax and e-mail address;

(c)	A list of all health plans with which Provider has Risk Arrangements;

(d)
Type of Provider: Independent Practice Association (IPA), Medical Group, Foundation or other entity, or some combination. If Provider is a foundation, identify each and every medical group within the foundation and whether any of those medical groups independently qualifies as a risk-bearing organization as defined in Health and Safety Code Section 1375.4(g).

(e)	Corporate status: professional corporation, partnership, not-for-profit corporation, sole proprietor or other form of business;

(f)	The name, address and principal officer of each of Provider’s affiliates as defined in Rule 1300.45(c)(1) and (2);

(g)	Whether Provider is partially or wholly owned by a hospital or hospital system;

(h)
A matrix listing all major categories of medical care offered by Provider, including but not limited to anesthesiology, cardiology, orthopedics, ophthalmology, oncology, obstetrics/gynecology, and radiology, and next

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to each listed category in the matrix a disclosure of the compensation model (salary, fee-for-service, capitation, other) used by Provider to compensate the majority of providers of that category of care;

(i)	An approximation of the number of enrollees served by Provider through Risk Arrangements, pursuant to a list of ranges developed by the DMHC;

(j)	The name of any Management Services Organization (“MSO”) that Provider contracts with for administrative services;

(k)	Total number of contracted physicians in employment and/or contractual arrangements with Provider;

(l)	Disclosure by California county or counties of Provider’s primary service area (excluding out-of-area tertiary facilities and providers);

(m)
Provider’s address, telephone number and website link, if available, where providers may access written information and instructions for filing of provider disputes with Provider’s dispute resolution mechanism consistent with requirements of Rule 1300.71.38;

(n)	Any other information which the DMHC deems reasonable and necessary, as permitted by law, to understand the operational structure and finances of Provider.

3.5
Attestation. Provider shall submit a written verification for each report made under Sections 3.2, 3.3, and 3.4 of this Amendment stating that the report is true and correct to the best knowledge and belief of a principal officer of Provider, and signed by a principal officer, as defined by Rule 1300.45(o).

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3.6
Notification to DMHC & Health Plan. Provider agrees to notify the DMHC and Health Plan no later than five (5) business days from discovering that Provider has experienced any event that materially alters its financial situation or threatens its solvency.

3.7	DMHC Evaluation of Provider. Provider shall:

(a)
Permit the DMHC to make any examination that it deems reasonable and necessary to implement section 1375.4 of the Health and Safety Code, and provide to the DMHC for inspection and copying, upon request, any books or records that the DMHC deems relevant or useful in such examination, as permitted by law.

(b)	Comply with the DMHC’s review and audit process that is used to determine Provider’s compliance with the Grading Criteria.

(c)	Permit the DMHC to obtain and evaluate supplemental financial information pertaining to Provider when:

(i)	Provider fails to satisfactorily demonstrate its compliance with the Grading Criteria;

(ii)	Provider experiences an event that materially alters its ability to remain compliant with the Grading Criteria;

(ii)
The External Party’s review or audit process indicates that Provider may have insufficient financial capacity to continue to accept financial risk for the delivery of health care services consistent with the requirements of Rules 1300.70(b)(2)(H)(1);

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(iv)
The DMHC receives information from complaints submitted to the HMO Help Center, Health Plan reporting, medical audits and surveys or any other source that indicates Provider may be delaying referrals or authorizations or failing to meet access standards for basic health care services based on financial considerations.

IV. OBLIGATIONS OF MEDICAL GROUP & HEALTH PLAN

4.1	Corrective Action Plans. Provider and Health Plan shall comply with the DMHC’s Corrective Action Plan (“CAP”) process as set forth below.

(a)
Beginning with the financial survey submission filed for the third quarter of calendar year 2005, in the event Provider has deficiencies in any of the Grading Criteria, it shall simultaneously submit a self-initiated CAP proposal, in an electronic format developed by the DMHC, to the DMHC and Health Plan that meets the following requirements:

(i)	Identifies the Grading Criteria that Provider has failed to meet;

(ii)	Identifies the amount by which Provider has failed to meet the Grading Criteria;

(ii)
Identifies Health Plan and other Contracted Plans, including the identification of the name, title, telephone and facsimile numbers, and postal and e-mail addresses for the person responsible at Health Plan and each Contracted Plan for monitoring compliance with the CAP;

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(iv)
Describes the specific actions Provider has taken or will take to correct the identified deficiencies, including any written representations made by Health Plan and/or other Contracted Plans to assist Provider in the implementation of its CAP. The actions shall be appropriate and reasonable in scope and breadth depending upon the nature and degree of the deficiency, and acceptable to the DMHC;

(v)
Describes the timeframe for completing the corrective action and specifies a schedule for submitting progress reports to the DMHC, Health Plan and all other Contracted Plans. All corrective actions must be completed within the following timeframes, unless an extension is approved in writing by the DMHC:

(A)	Timeframes for correcting working capital deficiencies shall not exceed 12 months;

(B)	Timeframes for correcting TNE deficiencies shall not exceed 12 months;

(C)	Timeframes for correcting IBNR deficiencies shall not exceed three (3) months;

(D)	Timeframes for correcting claims timeliness deficiencies shall not exceed six (6) months;

(E)	Timeframes for correcting cash-to-claims ratio deficiencies shall not exceed twelve (12) months.

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(vi)	Identifies the name, title, telephone and facsimile numbers, and postal and e-mail addresses for the person responsible at Provider for ensuring compliance with the CAP;

(vii)	Describes:

(A)	Provider’s patient record retention and storage policies;

(B)	The procedures and the steps Provider will take to ensure that patient medical records are appropriately stored and maintained;

(C)
The procedures and the steps Provider will take to ensure that patient medical records will be readily available and transferable to patients in the event Provider ceases operations or Provider fails to meet its obligations set forth in the CAP. At a minimum, Provider’s patient medical records policies and procedures shall be consistent with existing laws relating to the responsibilities for the preservation and maintenance of medical records and the protection of the confidentiality of medical information.

(b)
Notwithstanding section 4.1(a) above, Provider shall not be required to submit a CAP if Provider proactively demonstrates to the DMHC’s written satisfaction that necessary and prudent capital investments have or may cause a temporary deficiency in Provider’s TNE, working capital or Cash-to-Claims Ratios and that Provider has implemented an appropriate business plan that will correct the deficiency within a reasonable time period without causing a deficiency in its claim payment timeliness.

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(c)	To the extent possible, the self-initiated CAP proposal shall be set forth in a single document that addresses the concerns of Health Plan and all other Contracted Plans.

(d)
The self-initiated CAP shall be considered a final CAP, subject to the DMHC’s approval process as set forth in section 4.1(j) below, unless, within fifteen (15) calendar days of the receipt of Provider’s self-initiated CAP proposal, Health Plan or another Contracted Plan provides written notice to the DMHC and Provider stating the reason for its objections and recommendations for revisions,

(e)
In the event that Health Plan or another Contracted Plan files a written objection with the DMHC and Provider, Provider shall within twenty (20) calendar days: (1) implement all corrective action strategies contained in its self-initiated CAP proposal that were not objected to by Health Plan or another Contracted Plan; and (2) submit to Health Plan, all other Contracted Plans and the DMHC a revised CAP proposal that addresses the concerns raised by the objecting Contracted Plan(s), including Health Plan. To the extent possible, the revised CAP proposal shall be prepared as a single document that addresses the concerns of Health Plan and all other Contracted Plans.

(f)
Health Plan shall have ten (10) calendar days to submit to Provider and the DMHC its objections and recommended revisions, in an electronic format determined by the DMHC, to the self-initiated revised CAP proposal.

(g)
Within fifteen (15) calendar days of receipt of Health Plan’s or any other Contracted Plan’s objections and recommended revisions to the revised CAP proposal, the DMHC shall schedule a meeting (“CAP Settlement Conference”) with Provider, Health Plan and all other Contracted Plans to discuss and reconcile the differences.

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(h)	Within seven (7) calendar days of the CAP Settlement Conference, Provider shall submit a final self-initiated CAP proposal to Health Plan and the DMHC.

(i)
Within ten (10) calendar days of receipt of Provider’s final self-initiated CAP proposal, the External Party shall submit its recommendation to the DMHC to approve, disapprove or modify Provider’s final self-initiated CAP proposal.

(j)
Within ten (10) calendar days of receipt of the External Party’s recommendation, the DMHC shall approve, disapprove or modify Provider’s final self-initiated CAP proposal, which shall then become the final CAP. If the DMHC does not act upon the recommendations of the External Party within ten (10) calendar days, the External Party’s recommendation shall be deemed approved.

(k)	A final CAP shall remain in effect until Provider demonstrates compliance with the requirements of the CAP, or the CAP expires in accordance with its own terms.

(l)
In addition to the CAP requirements specified in section 4.1(a) above, the DMHC may direct Provider to initiate a CAP whenever it determines that Provider has experienced an event that materially alters its ability to remain compliant with the Grading Criteria or when the DMHC’s review process indicates that Provider may lack sufficient financial capacity to meet its contractual obligations consistent with the requirements of Rule 1300.70(b)(2)(11)(1).

(m)
Provider shall submit to the DMHC and Health Plan each periodic progress report prepared pursuant to a final CAP, and shall include a written verification stating that the periodic progress report is true and correct to the best knowledge and belief of a principal officer of Provider, as defined by Rule 1300.45(o) of Title 28 California Code of Regulations.

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(n)
Provider shall advise Health Plan and the DMHC in writing within five (5) calendar days if Provider experiences an event that materially alters Provider’s ability to remain compliant with the requirements of a final CAP.

(o)	Upon request from the DMHC, Provider shall provide additional documentation to the DMHC and Health Plan to demonstrate Provider’s progress towards fulfilling the requirements of a CAP.

(p)
All draft, preliminary and final CAPs and all CAP compliance reports required by a final CAP, including supporting documentation and supplemental financial information, submitted to the DMHC shall be received and maintained on a confidential basis by Health Plan and shall not be disclosed, except as allowed or required under this Amendment.

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ATTACHMENT E-2
DMHC Provider Claims Processing Provisions

This Attachment is required to comply with the claims payment and processing requirements. In processing claims, Provider shall comply with Title 42 U.S.C. Section 1396u-2(f) and Health and Safety Code Sections 1371 through 1371.8. Unless otherwise stated, references to the term “Rule” identify regulatory citations in Title 28 of the California Code of Regulations.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

(1)
Provider shall accept and adjudicate claims for health care services provided to plan enrollees in accordance with the provisions of sections 1371, 1371.1, 1371.2, 1371.22, 1371.35, 1371.36, 1371.37, 1371.38, 1371.4, and 1371.8 of the Health and Safety Code and Rules 1300.71, 1300.71.38, 1300.71.4, and 1300.77.4.

(2)
Provider shall establish and maintain a fair, fast and cost-effective dispute resolution mechanism to process and resolve provider disputes in accordance with the provisions of sections 1371, 1371.1, 1371.2, 1371.22, 1371.35, 1371.36, 1371.37, 1371.38, 1371.4, and 1371.8 of the Health and Safety Code and Rules 1300.71, 1300.71.38, 1300.71.4, and 1300.77.4.

(3)
Provider shall submit a Quarterly Claims Payment Performance Report (“Quarterly Claims Report") to Health Plan within thirty (30) days of the close of each calendar quarter. The Quarterly Claims Report shall, at a minimum, disclose Provider's compliance status with sections 1371, 1371.1, 1371.2, 1371.22, 1371.35, 1371.36, 1371.37, 1371.4, and 1371.8 of the Health and Safety Code and Rules 1300.71, 1300.71.38, 1300.71.4, and 1300.77.4.

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Provider shall include in its Quarterly Claims Report a tabulated record of each provider dispute it received, categorized by date of receipt, and including the identification of the provider, type of dispute, disposition, and working days to resolution, as to each provider dispute received. Each individual dispute contained in a Provider's bundled notice of provider dispute shall be reported separately to the Heath Plan

The Quarterly Claims Report be signed by and include the written verification of a principal officer, as defined by Rule 1300.45(o), of Provider, stating that the report is true and correct to the best knowledge and belief of the principal officer.

(4)	Provider shall make available to Health Plan and the DMHC all records, notes and documents regarding its provider dispute resolution mechanism(s) and the resolution of its provider disputes.

(5)
Any provider that submits a claim dispute to Provider's dispute resolution mechanism(s) involving an issue of medical necessity or utilization review shall have an unconditional right of appeal for that claim dispute to Health Plan's dispute resolution process for a de novo review and resolution for a period of 60 working days from Provider's Date of Determination, pursuant to the provisions of Rule 1300.71.38(a)(4).

(6)
In the event Provider fails to timely and accurately reimburse its claims (including the payment of interest and penalties), Health Plan and Provider shall attempt to establish an approved corrective action plan consistent with section 1375.4(b)(4) of the Health and Safety Code. Health Plan shall have the authority to assume processing and timely reimbursement of Provider’s claims while the parties are attempting to establish a corrective action plan. In the event Health Plan and Provider fail to agree upon an approved corrective action plan or if Provider fails to comply with the corrective action plan, Health Plan shall have the authority to assume responsibility for the processing and timely reimbursement of Provider’s claims. Health Plan shall recover any such amounts paid by way of offset or recoupment from current or future amounts due Provider.

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(7)
In the event Provider fails to timely resolve its provider disputes including the issuance of a written decision, Health Plan and Provider shall attempt to establish an approved corrective action plan consistent with section 1375.4(b)(4) of the Health and Safety Code. Health Plan shall have the authority to assume responsibility for the administration of the Provider's dispute resolution mechanism(s) and for the timely resolution of provider disputes while the parties are attempting to establish a corrective action plan. In the event Health Plan and Provider fail to agree upon an approved corrective action plan or if Provider fails to comply with the corrective action plan, Health Plan shall have the authority to assume responsibility for the administration of the Provider's dispute resolution mechanism(s) and for the timely resolution of provider disputes.

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ATTACHMENT F [Not Applicable]
DHCS Provisions

The following provisions apply exclusively to Covered Services provided and activities engaged in pursuant to Medicaid Program:

1.	All Medicaid covered services are set forth in Attachment C and the Provider Manual as set forth in this Agreement. (Rule 53250(c)(1))

2.	This Agreement shall be governed by and construed in accordance with all laws, regulations and contractual obligations incumbent upon the Health Plan. (Rule 53250(c)(2))

3.
This Agreement shall become effective upon approval by the Department of Health Care Services (“DHCS”) in writing, or by operation of law where the DHCS has acknowledged receipt of this Agreement and has failed to approve or disapprove the Agreement within 60 days of receipt. (Rule 53250(c)(3))

4.
Amendments to this Agreement shall be submitted to the DHCS, for prior approval, at least thirty (30) days before the effective date of any proposed changes governing compensation, services or term. Proposed changes which are neither approved nor disapproved by the DHCS, shall become effective by operation of law thirty (30) days after the DHCS has acknowledged receipt, or upon the date specified in the Amendment, whichever is later. (Rule 53250(c)(3))

5.	Provider agrees to submit all reports required and requested by Health Plan, in a form acceptable to Health Plan. (Rule 53250(c)(5))

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6.	Provider shall make all of its books and records, pertaining to the goods and services furnished under the terms of this Agreement, available for inspection, examination or copying:

a.	By the DHCS, the United States Department of Health and Human Services, the DMHC, and the Department of Justice;

b.	At all reasonable times, at Provider’s place of business or at such other mutually agreeable location in California;

c.	In a form maintained in accordance with the general standards applicable to such book or record keeping;

d.
For a term of at least five years from the close of the fiscal year in which the date of service occurred, in which the record or data was created or applied, and for which the financial record was created;

e.	Including all encounter data for a period of at least five years. (Rule 53250(e)(1))

7.
Provider agrees to notify the DHCS in the event that this Agreement is amended or terminated. Notice to the DHCS shall be considered given when properly addressed and deposited in the United States Postal Service as First Class Registered Mail, postage attached. (Rule 53250(e)(4))

8.	Provider shall maintain and make available to the DHCS, upon request, copies of all subcontracts and shall ensure that all subcontracts are in writing and require that subcontractors:

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a.
Make all applicable books and records available at all reasonable times for inspection, examining or copying by the DHCS, the U.S. Department of Health and Human Services, the DMHC, and the Department of Justice;

b.
Retain such books and records for a term of at least five years from the fiscal year in which the date of service occurred, in which the record or data was created or applied, and for which the financial record was created. (Rule 53250(e)(3))

9.
Provider agrees that any assignment or delegation of this Agreement shall be void unless prior written approval is obtained from the DHCS in those instances where prior approval by the DHCS is required. (Rule 53250(e)(5))

10.
Provider agrees to hold harmless both the State of California and Health Plan members in the event that Health Plan cannot or will not pay for services performed by Provider pursuant to this Agreement. (Rule 53250(e)(6))

11.
Provider shall assist Health Plan in the transfer of care in the event Health Plan’s Two-Plan Model Contract with the DHCS expires or terminates. Providers shall assist Health Plan in the transfer and care in the event this Agreement expires or terminates for any reason.

12.
Provider shall not attempt recovery in circumstances involving casualty insurance, tort liability or workers’ compensation. Provider shall report to the DHCS within ten (10) days after discovery any circumstances which may result in casualty insurance payments, tort liability payments, or workers’ compensation award. (Rule 53222(b))

13.
Provider shall disclose the names of the officers and owners of Provider, stockholders owning more than ten percent (10%) of the stock issued by Provider, if any, and major creditors holding more than five percent (5%) of the debt of Provider. For that purpose, Provider shall use the Disclosure Form made available by Health Plan. (W&I Code section 14452(a))

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14.
Provider acknowledges that Health Plan bears significant risk by assuming financial responsibility for all in-patient hospitalization expenditures, including expenditures for services connected with the period of hospitalization. (Rule 53251(c) & (e))

15.	Non-Discrimination Clause.
a. During the performance of this Agreement, Provider and Provider’s subcontractors will not unlawfully discriminate, harass, or allow harassment, against any employee or applicant for employment because of sex, race, color, ancestry, religious creed, national origin, physical disability (including HIV and AIDS), mental disability, medical condition (including cancer), age (over 40), marital status, and denial of family care leave. Provider and Provider’s subcontractors will ensure the evaluation and treatment of their employees and applicants for employment are free from discrimination and harassment. Provider and Provider’s subcontractors will comply with the provisions of the Fair Employment and Housing Act (Government Code, Section 12900, et. seq.) and the applicable regulations promulgated thereunder (California Code of Regulations, Title 2, Section 7285.0, et seq.). The applicable regulations of the Fair Employment and Housing Commission implementing Government Code Section 12990(a-f), set forth in Chapter 5 of Division 4 of Title 2 of the California Code of Regulations are incorporated into this Agreement by reference and made a part hereof as if set forth in full. Provider and Provider’s subcontractors as the case may require will give notice of their obligations under this clause to labor organizations with which they have a collective bargaining or other agreement.

b. Provider shall permit a Member to be visited by a Member’s domestic partner, the children of the Member’s domestic partner, and the domestic partner of the Member’s parent or child.

16.	Provider agrees to arrange for the provision of interpreter services for Members at all provider sites.

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17.
Nothing in this Agreement shall be interpreted in any manner to terminate or diminish Health Plan’s independent obligations to the State of California under one or more of its contracts with the Department of Health Care Services.

18. Provider shall ensure the provision of a blood lead screening test to Members at ages one (1) and two (2) in accordance with Title 17, California Code of Regulations, Division 1, Chapter 9, commencing with Section 37000. Provider shall document and appropriately follow up on blood lead screening test results.

Provider shall make reasonable attempts to ensure the blood lead screen test is provided and shall document attempts to provide the test in the Member’s Medical Record. If the blood lead screen test is refused, proof of voluntary refusal of the test in the form of a signed statement by the Member’s parent(s) or guardian shall be documented in the Member’s Medical Record. If the responsible party refuses to sign this statement, the refusal shall be documented in the Members Medical Record. Documented attempts that demonstrate Provider’s unsuccessful efforts to provide the blood lead screen test shall be considered towards meeting this requirement.

19. Provider shall provide Health Plan with the Disclosure Statement set forth in Title 22, California Code of Regulations Section 51000.35 prior to commencing services under this Agreement

20. Upon request by DHCS, Provider shall timely gather, preserve and provide to DSHS, in the form and manner specified by DHCS, any information specified by DHCS, subject to lawful privileges, in Provider’s possession, related to threatened or pending litigation by or against DHCS. If Provider asserts that any requested documents are covered by a privilege, Provider shall: (1) identify such privileged documents with sufficient particularity to reasonably identify the document while retaining the privilege; and (2) state the privilege being claimed that supports withholding production of the document. Such request shall include, but is not limited to, a response to a request for documents submitted by any party in any

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litigation by or against DHCS. Provider acknowledges that time may be of the essence in responding to such request. Provider shall use all reasonable efforts to immediately notify DHCS and Health Plan of any subpoenas, document production requests, or requests for records, received by Provider related to Health Plan’s contract with DHCS. Provider shall be reimbursed by DHCS for the services necessary to comply with this requirement under the reimbursement terms specified in Health Plan’s contract with DHCS.

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ATTACHMENT F-1 [Not Applicable]
DHCS Provisions

The following provisions apply exclusively to Covered Services provided and activities engaged in pursuant to Medicaid Program, and those Providers that have assumed financial obligations for certain Emergency Services:

Non-Contracting Emergency Service Providers

Provider shall cover Emergency Services in accordance with the requirements of Title 22, CCR, Section 53855 and 53912.5 including the following:

A.
Provider shall pay for Emergency Services received by a Member from non-contracting providers. Payments to non-contracting providers shall be for the treatment of the emergency medical condition including Medically Necessary services rendered to a Member until the Member's condition has stabilized sufficiently to permit discharge, or referral and transfer in accordance with instructions from Health Plan. Emergency Services shall not be subject to Prior Authorization by Provider or Health Plan. The attending emergency physician, or the provider treating the Member is responsible for determining when the Member is sufficiently stabilized for transfer or discharge. Emergency Services shall not be subject to Prior Authorization by Provider.

B.
At a minimum, Provider must reimburse the non-contracting emergency department and, if applicable, its affiliated providers for Physician services at the lowest level of emergency department evaluation and management CPT (Physician's Current Procedural Terminology) codes, unless a higher level is clearly supported by documentation, and for the facility fee and diagnostic services such as laboratory and radiology.

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C.
For all other non-contracting providers, reimbursement by Provider for properly documented claims for services rendered by a non-contracting provider pursuant to this provision shall be the lower of the following rates applicable at the time the services were rendered by the non-contracting provider:

1)	The usual charges made to the general public by the non-contracting provider.

2)	The maximum Fee-For-Service rates for similar services under the Medi-Cal program.

3)    The rate agreed to by Provider and the non-contracting provider.

D.
Provider shall not refuse to cover reimbursement for Emergency Services rendered by a non-contracting provider based on the emergency room provider, hospital, or fiscal agent not notifying the Member's Primary Care Physician or Provider of the Member's screening and treatment within 10 calendar days of presentation for emergency. Provider shall not limit what constitutes an emergency medical condition solely on the basis of lists of diagnoses or symptoms.

E.
In accordance with California Code of Regulations, Title 28, Section 1300.71.4, Provider shall approve or disapprove a request for post-stabilization inpatient services made by a non-contracting provider on behalf of a Member within 30 minutes of the request. If Provider fails to approve or disapprove authorization within the required timeframe, the authorization will be deemed approve. Provider is financially responsible for post-stabilization service payment as provided by subprovision C above.

F.
Disputed Emergency Services claims may be submitted to DHCS, Office of Administrative Hearings and Appeals, 1029 J Street, Suite 200, Sacramento, California 95814 for resolution under the provisions of Welfare and Institutions Code Section 14454 and California Code of Regulations, Title 22, Section

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53620et. eq., except Section 53698. Provider agrees to abide by the findings of DHCS in such cases, to promptly reimburse the non-contracting provider within 30 calendar days of the effective date of a decision that Provider is liable for payment of a claim and to provide proof of reimbursement in such form as the DHCS Director may require. Failure to reimburse the non-contracting provider and provide proof or reimbursement to DHCS within 30 calendar days shall result in liability offsets in accordance with Welfare and Institutions Code Sections 14454(c) and 14115.5, and California Code of Regulations, Title 22, section 53702.

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ATTACHMENT G
Acknowledgement of Receipt of Provider Manual

Provider hereby acknowledges receipt of Health Plan’s Provider Manual.

Date of receipt: 3/8/2013_______

Initials of authorized
representative of Provider: KH

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ATTACHMENT H
MEDICARE PROGRAM REQUIREMENTS---HEALTH CARE SERVICES

This Attachment H sets forth Medicare program requirements that are hereby incorporated into contracts and/or agreements with Providers covering the provision of health care services. The Agreement and this attachment shall be automatically modified to conform to subsequent amendments to Medicare program requirements. In the event of any inconsistency between the terms of this attachment and the Agreement, the terms of this attachment shall control.

1.
Downstream Compliance. Provider agrees to require all of its downstream, related entity(s), and transferees that provide any services benefiting Health Plan’s Medicare enrollees to agree in writing to all of the terms provided herein.

2.
Right to Audit. HHS, the Comptroller General, or their designees have the right to audit, evaluate, and inspect any books, contracts, records, including medical records and documentation that pertain to any aspect of services performed, reconciliation of benefit liabilities, and determination of amounts payable under Health Plan’s contract with CMS, or as the Secretary may deem necessary to enforce Health Plan’s contract with CMS. Provider agrees to make available, for the purposes specified in this paragraph, its premises, physical facilities and equipment, records relating to its Medicare enrollees, and any additional relevant information that CMS may require. HHS, the Comptroller General, or their designee's right to inspect, evaluate, and audit extends through ten (10) years from the end of the final contract period or completion of audit, whichever is later. (42 CFR 422.504(e)(2), 422.504(e)(3), 422.504(e)(4) and 422.504(i)(2)(ii)).

3.	Confidentiality. Provider shall comply with the confidentiality and enrollee record accuracy requirements set forth in 42 CFR 422.118. (42 CFR 422.504(a)(13)).

4.
Hold Harmless/Cost Sharing. Provider agrees it may not under any circumstances, including nonpayment of moneys due the providers by the Health Plan, insolvency of the Health Plan, or breach of this Agreement, bill, charge, collect a deposit, seek compensation, remuneration, or reimbursement from, or have any recourse against the

Member, or any persons other than the Health Plan acting on their behalf, for services provided in accordance with this Agreement. Members who are dually eligible for Medicare and Medicaid will not be held liable for Medicare Part A and B cost sharing when the State or another payor such as a Medicaid Managed Care Plan is responsible for paying such amounts. Health Plan will inform providers of applicable Medicare and Medicaid benefits and rules for eligible Members. Provider agrees to accept payment from Health Plan as payment in full, or bill the appropriate State source, for any Medicare Part A and B cost sharing that is covered by Medicaid. Collection from the Member of copayments or supplemental charges in accordance with the terms of the Member’s contract with the Health Plan, or charges for services not covered under the Member’s contract, may be excluded from this provision. The Hold Harmless clause will survive the termination of this Agreement, regardless of the cause of termination. (42 CFR 422.504(g)(1)(i)) and (42 CFR 422.504(g)(1)(iii)).

5.
Delegation. Health Plan may only delegate activities or functions to a first tier, downstream, or related entity, in a manner that is consistent with the provisions set forth in Attachment H-1. Any services or other activity performed by a first tier, downstream, or related entity in accordance with a contract or written agreement shall be consistent and comply with the Health Plan’s contract with CMS. (42 CFR 422.504(i)(3)(iii) and 422.504(i)(4)).

6.
Prompt Payment. Health Plan and Provider agree that Health Plan shall pay all clean claims for services that are covered by Medicare within sixty (60) days of the date such claim is delivered by Provider to Health Plan and Health Plan determines such claim is complete/clean. Any claims for services that are covered by Medicare that are not submitted to Health Plan within six (6) months of providing the services that are subject of the claim shall not be eligible for payment, and Provider hereby waives any right to payment therefor. Health Plan reserves the right to deny any claims that are not in accordance with the Medicare Claims Processing Manual and Medicare rules for billing. (42 CFR 422.520(b)).

7.	Reporting. Provider agrees to provide relevant data to support Health Plan in complying with the requirements set forth in 42 CFR 422.516 and 42 CFR 422.310. (42 CFR 504(a)(8)).

8.
Accountability. Health Plan may only delegate activities or functions to a first tier, downstream, or related entity, in a manner that is consistent with the provisions set forth in Attachment H-1. (42 CFR 422.504(i)(3)(ii)).

9.	Compliance with Medicare Laws and Regulations. Provider shall comply with all applicable Medicare laws, regulations, and CMS instructions. (42 CFR 422.504(i)(4)(v)).

10.
Benefit Continuation. Provider agrees to provide for continuation of enrollee health care benefits (i) for all Members, for the duration of the period for which CMS has made payments to Molina for Medicare services; and (ii) for Members who are hospitalized on the date Molina's contract with CMS terminates, or, in the event of an insolvency, through discharge. (42 CFR 422.504(g)(2)(i), 422.504(g)(2)(ii) and 422.504(g)(3).

ATTACHMENT H-1
Medicare Program Requirements---Delegated Services

This Attachment H-1 sets forth Medicare program requirements that are hereby incorporated into contracts and/or agreements that delegate to Provider responsibility for any management or administrative services. The Agreement and this attachment shall be automatically modified to conform to subsequent amendments to Medicare program requirements. In the event of any inconsistency between the terms of this attachment and the Agreement, the terms of this attachment shall control.

1.
Downstream Compliance. Provider agrees to require all of its downstream, related entity(s), and transferees that provide any services benefiting Health Plan’s Medicare enrollees to agree in writing to all of the terms provided herein.

2.	Medicare Compliance. Provider shall comply with all applicable Medicare laws, regulations, and CMS instructions. (42 CFR 422.504(i)(4)(v)).

3.	Confidentiality. Provider shall comply with the confidentiality and enrollee record accuracy requirements set forth in 42 CFR 422.118. (42 CFR 422.504(a)(13)).

4.
Right to Audit. HHS, the Comptroller General, or their designees have the right to audit, evaluate, and inspect any books, contracts, records, including medical records and documentation that pertain to any aspect of services performed, reconciliation of benefit liabilities, and determination of amounts payable under the contract, or as the Secretary may deem necessary to enforce Health Plan’s contract with CMS. Provider agrees to make available, for the purposes specified in this paragraph, its premises, physical facilities and equipment, records relating to its Medicare enrollees, and any additional relevant information that CMS may require. HHS, the Comptroller General, or their designee's right to inspect, evaluate, and audit extends through ten (10) years from the end of the final contract period or completion of audit, whichever is later. (42 CFR 422.504(e)(2), 422.504(e)(3), 422.504(e)(4) and 422.504(i)(2)(ii)).

5.
Responsibilities and Reporting Arrangements. The Agreement specifies the delegated activities and reporting responsibilities. To the extent applicable, Provider shall support Health Plan in complying with the reporting requirements set forth in 42 CFR 422.516 and 42 CFR 310 by providing relevant data . (42 CFR 504(a)(8)).

6.
Revocation of Delegated Activities. In the event CMS or Health Plan determines, in its sole discretion, that Provider has not performed the delegated activities or functions satisfactorily, the delegated activities shall be revoked upon not less than five (5) days prior written notice. (42 CFR 422.504(i)(4)(ii)).

7.
Accountability Notwithstanding any relationship(s) Health Plan may have with first tier, downstream, and related entities, Health Plan maintains ultimate responsibility for adhering to and otherwise fully complying with all terms and conditions of its contract with CMS. Any services or other activity performed by a first tier, downstream, or related entity in accordance with a contract or written agreement shall be consistent and comply with the Health Plan’s contract with CMS. (42 CFR 422.504(i)(1) and 422.504(i)(3)(iii)).

8.
Credentialing. If Provider is delegated credentialing activities, Provider's credentialing process will be reviewed and approved by Health Plan, and such credentialing process will be audited by Health Plan on an ongoing basis; further, Provider agrees that its credentialing process will comply with all applicable NCQA standards. Health Plan retains the right to approve, suspend, or terminate any credentialing delegation arrangement. (422.504(i)(4) and 422.504(i)(5)).

9.
Monitoring. Notwithstanding any relationship(s) Health Plan may have with first tier, downstream, and related entities, Health Plan maintains ultimate responsibility for adhering to and otherwise fully complying with all terms and conditions of its contract with CMS. Any services or other activity performed by a first tier, downstream, or related entity in accordance with a contract or written agreement shall be consistent and comply with the Health Plan’s contractual obligations. Health Plan shall monitor the performance of first tier, downstream, and related entities. (42 CFR 422.504(i)(1) and 422.504(i)(4)).

10.
Further Requirements. Any services or other activity performed by a first tier, downstream, or related entity in accordance with a contract or written agreement shall be consistent and comply with Health Plan’s contractual obligations. If Health Plan delegates selection of the providers, contractors, or subcontractor to another organization, Health Plan retains the right to approve, suspend, or terminate any such arrangement. (42 CFR 422.504(i)(3)(iii), 42 CFR 422.504(i)(4) and 42 CFR 422.504(i)(5)).

ATTACHMENT I
DISCLOSURE FORM
(Welfare and Institutions Code Section 14452 (a))

Name of Subcontractor: Pacific Healthcare IPA

The undersigned hereby certifies that the following information regarding Pacific Healthcare IPA (the “Organization”) is true and correct as of the date set forth below.

1. Officers/Directors General Partners:
Faustino Bernadett, Jr. MD, Robert Lugliani, MD

2. Co-Owner(s):
See #1

3. Stockholders owning more than ten percent (10%) of the stock of the Organization:
See #1

4. Major creditors holding more than five percent (5%) of Organization’s debt:
N/A

5. Form of Organization (Corporation, Partnership, Sole Proprietorship, Individual):
corporation

6. If not already disclosed above, is Organization, either directly or indirectly, related to or affiliated with the Contracting Health Plan? Explain:

Date: 3/12/2013_________________        By: Faustino Bernadett________________

Print Name: Faustino Bernadett, MD__________

Title: President _______________________

ATTACHMENT J
CERTIFICATE OF OWNERSHIP
I, Faustino Bernadett, MD, an authorized representative of Pacific Healthcare, IPA, do certify that, to the best of my knowledge, the individuals or entities listed below have a five percent or more ownership, direct or indirect, or control interest in the aforementioned entity as defined under 42 U.S. C. Section 1320 a 3 (2). This form is to be submitted annually to the organization contracting with the Managed Risk Medical Insurance Board for the Healthy Families Program and/or Access to Infants and Mothers Program.

Name of Individual/Entity	Employer Identification Number	Social Security Number
Faustino Bernadett, MD
Robert Lugliani, MD

–	No one is listed because there are no individuals or entities with a five (5%) percent or more interest

–	No one is listed because the plan is under government ownership.

–	No one is listed because the provider of services is a non-profit, public benefit corporation for which there are no outside controlling interests.

Faustino Bernadett__________________________            3/12/2013_________
Signature of Authorized Representative and Title            Date

ATTACHMENT K
Matrix of Financial Responsibility

The following matrices outlines the division of financial responsibility between Health Plan and Provider (“Matrix of Financial Responsibility”), the intent being to clarify Covered Services categories in order to provide for accurate administration of this Agreement. For services not specifically listed, each matrix serves as a model under which broad service categories suggest the appropriate financial responsibility. The applicable provisions and attachments of this Agreement, including Health Plan's Provider Manual, should be consulted for an accurate and complete description of Covered Services. Member benefit information and eligibility shall be verified by Provider prior to the provision of any services. The following matrices are included in this Agreement, referenced hereto and incorporated herein:

Attachment K-1 (MA-SNP & CFAD)

ATTACHMENT K-1
Matrix of Financial Responsibility
MA-SNP (Molina Medicare Options Plus) Program
CFAD (Capitated Financial Alignment Demonstration and successor(s))

ATTACHMENT L
Business Associate Addendum

With respect to the creation, receipt, maintenance, or transmission of Protected Health Information in the performance of certain delegated functions on behalf of Health Plan ("Molina Healthcare") in accordance with the term and conditions set forth in this Agreement, Provider agrees that it is Health Plan’s business associate (“Business Associate”) with all the rights and obligations set forth in this Attachment.

RECITALS

WHEREAS, Business Associate may create, receive, maintain, or transmit protected health information on behalf of Molina Healthcare in conjunction with the services described in the Agreement;

WHEREAS, such protected health information may be used or disclosed only in accordance with the Privacy Rule issued by the U.S. Department of Health and Human Services under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”);

WHEREAS, Business Associate must safeguard any electronic protected health information that it creates, receives, maintains, or transmits on behalf of Molina Healthcare as required by the Security Rule issued by the U.S. Department of Health and Human Services under HIPAA and;

WHEREAS, Subtitle D of the Health Information Technology for Economic and Clinical Health Act (“HITECH Act”) provisions in the American Recovery and Reinvestment Act of 2009 (“ARRA”) amended HIPAA and its implementing regulations.

NOW THEREFORE, the parties agree as follows:

1.	DEFINITIONS

Unless otherwise provided for in this Addendum, terms used in this Attachment shall have the same meanings as set forth in HIPPA, ARRA, the Privacy Rule and the Security Rule.

“ARRA” means Subtitle D of the Health Information Technology for Economic and Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, 42 U.S.C. §§17921-17954, and any and all references in this Addendum to sections of ARRA shall be deemed to include all associated existing and future implementing regulations, when and as each is effective.

"Availability" means the property that data or information is accessible and useable upon demand by an authorized person.

“Breach” shall mean the acquisition, access, use or disclosure of PHI in a manner not permitted by the Privacy Rule that compromises the security or privacy of the PHI as defined, and subject to the exceptions set forth, in 45 C.F.R. 164.402.

"Business Associate" means an entity or a person that performs a function on behalf of, or provides a service to, Molina Healthcare that involves the creation, receipt, use or disclosure of PHI.

“Compliance Date” shall mean, in each case, the date by which compliance is required under the referenced provision of ARRA and/or its implementing regulations, as applicable; provided that, in any case for which that date occurs prior to the effective date of this Addendum, the Compliance Date shall mean the effective date of this Addendum.

Confidentiality means the property that data or information is not made available or disclosed to unauthorized persons or processes.

Electronic Protected Health Information (“Electronic PHI”) means Protected Health Information that is transmitted by, or maintained in, electronic media.

Integrity means the property that data or information have not been altered or destroyed in an unauthorized manner.

Protected Health Information (“PHI”) means individually identifiable information, transmitted or maintained in any form or medium, relating to the past, present or future physical or mental health or condition of an individual, provision of health care to an individual, or the past, present or future payment for health care provided to an individual, as more fully defined in 45 CFR § 160.103, and any amendments thereto.

Privacy Rule means the Standards for Privacy of Individually Identifiable Health Information, set forth at 45 CFR Parts 160 and 164.

Security Incident means the attempted or successful unauthorized access, use, disclosure, modification, or destruction of information or interference with system operations in an information system.

Security Rule means the Security Standards for the Protection of Electronic Protected Health Information, set forth at 45 CFR Parts 160 and 164.

“Services” shall mean, to the extent and only to the extent they involve the creation, use or disclosure of PHI, the services provided by Business Associate to Molina Healthcare under the Agreement, including those set forth in this Addendum, as amended by written agreement of the parties from time to time.

“Unsecured PHI” means PHI that is not rendered unusable, unreadable, or indecipherable to unauthorized individuals through the use of a technology or methodology specified by the Secretary of Health and Human Services (HHS) in guidance issued pursuant to ARRA.

2.	GENERAL PROVISIONS

2.1        Effect. This Addendum supersedes any agreements between the parties involving the disclosure of PHI by Molina Healthcare to Business Associate. To the extent any conflict or inconsistency between this Addendum and the terms and conditions of any agreement exists, the terms of this Addendum shall prevail.

2.2     Amendment. The parties agree to amend this Addendum as necessary to comply with the Privacy Rule, the Security Rule, and such other regulations promulgated by the Secretary of Health and Human Services pursuant to HIPAA.

3.	SCOPE OF USE AND DISCLOSURE

3.1        Business Associate may use or disclose PHI as required to provide Services and satisfy its obligations under this Agreement, if such use or disclosure of PHI would not violate the Privacy Rule. Unless otherwise limited herein, Business Associate may use or disclose PHI:

a.	for Business Associate’s proper management and administrative services;

b.	to carry out the legal responsibilities of Business Associate; and

c.	to provide data aggregation services relating to the health care operations of Molina Healthcare if required under the Agreement.

3.2    Business Associate shall not request, use or release more than the minimum amount of PHI necessary to accomplish the purpose of the use or disclosure and comply with 42 U.S.C. § 17935(b) as of its Compliance Date.. Business Associate hereby acknowledges that all PHI created or received from, or on behalf of, Molina Healthcare is the sole property of Molina Healthcare.

3.3    Business Associate. or its agents or subcontractors shall not perform any work outside the United States of America that involves access to, or the disclosure of, PHI without the prior written consent of Molina Healthcare.

3.4    As of the Compliance Date, Business Associate shall not directly or indirectly receive remuneration in exchange for any PHI as prohibited by 42 U.S.C. § 17935(d) as of its Compliance Date.

3.5    As of the Compliance Date, Business Associate shall not make or cause to be made any communication about a product or service that is prohibited by 42 U.S.C. § 17936(a) as of its Compliance Date.

3.6    As of the Compliance Date, Business Associate shall not make or cause to be made any written fundraising communication that is prohibited by 42 U.S.C. § 17936(b) as of its Compliance Date.

4.	OBLIGATIONS OF BUSINESS ASSOCIATE.

4.1    Use or disclose PHI only as permitted or required by this Addendum or as required by law.

4.2     Establish and use appropriate safeguards to prevent unauthorized use or disclosure of PHI.

4.3    Implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the electronic PHI that it creates, receives, maintains, or transmits on behalf of Health Plan.

4.4    Promptly report to Molina Healthcare any unauthorized use or disclosure of PHI, or security incident, with no more than three (3) days after Business Associate becomes aware of the unauthorized use of disclosure of PHI or security Incident..

Business Associate shall take all reasonable steps to mitigate any harmful effects of such breach or security incident. Business Associate shall indemnify Molina Healthcare against any losses, damages, expenses or other liabilities including reasonable attorney’s fees incurred as a result of Business Associate’s or its agent’s or subcontractor’s unauthorized use or disclosure of PHI or Breach of Unsecured PHI including but not limited to, the costs of notifying individuals affected by a Breach of Unsecured PHI.

4.5    Business Associate shall, following discovery of a Breach of Unsecured PHI that is caused by Business Associate or its agents or subcontractors, notify Molina Healthcare of such Breach, without unreasonably delay, and in no event more than thirty (30) days after the discovery of the Breach. The notification by the Business Associate to Molina Healthcare shall include: (1) the identification of each individual whose Unsecured PHI was accessed, acquired, used or disclosed during the Breach; and (2) any other available information that Molina Healthcare is required to include in its notification to individuals affected by the Breach including, but not limited to, the following:

a.	a brief description of what happened, including the date of the Breach and the date of the discovery of the Breach;

b.	a description of the types of Unsecured PHI that were involved in the Breach;

c.	a brief description of what the Business Associate is doing to investigate the Breach, to mitigate harm to individuals, and to protect against any further Breaches.

4.6    Ensure that all of its subcontractors and agents are bound by the same restrictions and obligations contained herein, whenever PHI is made accessible to such subcontractors or agents.

4.7    Within ten (10) days of receiving a request, make all PHI and related information in its possession available as follows:

a.
To the individual or Molina Healthcare to the extent necessary to permit Molina Healthcare to respond to an individual’s request for access to their PHI for inspection and copying in accordance with 45 CFR § 164.524, to the extent the PHI is maintained in a Designated Record Set;

b.
To the individual or Molina Healthcare to the extent necessary to permit Molina Healthcare to make an accounting of disclosures of PHI about the individual, in accordance with 45 CFR § 164.528. At a minimum, Business Associate shall provide Health Plan with the following information: (i) the date of the disclosure, (ii) the name of the entity or person who received the PHI, and if known, the address of such entity or person, (iii) a brief description of the PHI disclosed, and (iv) a brief statement of the purpose of such disclosure which includes an explanation of the basis for such disclosure.

c. In the event that Business Associate in connection with the Services uses or maintains an Electronic Health Record of PHI of or about an individual, then Business Associate shall provide an accounting of disclosures of PHI, within ten (10) days, to Molina Healthcare, or when and as directed by Molina Healthcare, directly to an individual in accordance with the requirements for accounting for disclosures made through an Electronic Health Record in 42 U.S.C. 17935(c), as of its Compliance Date.

4.8    Within fifteen (15) days of receiving a request from Molina Healthcare, incorporate any amendment or correction to the PHI in accordance with the Privacy Rule, to the extent the PHI is maintained in a Designated Record Set.

4.9    Make its internal practices, books and records relating to the use or disclosure of PHI received from or on behalf of Molina Healthcare available to Molina Healthcare or the U. S. Secretary of Health and Human Services for purposes of determining compliance with the Privacy Rule.

4.10    Upon termination of the Agreement, Business Associate shall, at the option of Molina Healthcare, return or destroy all PHI created or received from, or on behalf of, Molina Healthcare. Business Associate shall not retain any copies of PHI except as required by law. If PHI is destroyed, Business Associate agrees to provide Molina Healthcare with certification of such destruction. If return or destruction of all PHI, and all copies of PHI, is not feasible, Business Associate shall extend the protections of this Attachment to such information for as long as it is maintained. Termination of this Agreement attached hereto shall not affect any of its provisions that, by wording or nature, are intended to remain effective and to continue in operation.

4.11    Standard Transactions. To the extent Business Associate conducts Standard Transaction(s) on behalf of Molina Healthcare, Business Associate shall comply with the HIPAA Regulations, “Administrative Requirements,” 45 C.F.R. § 162.100 et seq., by the applicable compliance date(s) and shall not: (a) Change the definition, data condition or use of a data element or segment in a standard; (b) Add any data elements or segments to the maximum defined data set; (c) Use any code or data elements that are either marked “not used” in the standard’s implementation specification or are not in the standard’s implementation specification(s); or (d) Change the meaning or intent of the standard’s implementation specifications.

5.	INDEMNIFICATION

Each party will indemnify and defend the other party from and against any and all claims, losses, damages, expenses or other liabilities, including reasonable attorney’s fees, incurred as a result of any breach by such party of any representation, warranty, covenant, agreement or other obligation contained herein by such party, its employees, agents, subcontractors or other representatives.

6.	TERMINATION OF AGREEMENT

Notwithstanding any other provision of this Addendum or the Agreement, Molina Healthcare may terminate this Addendum and the Agreement upon five (5) days written notice to Business Associate if Molina Healthcare determines, in its sole discretion, that Business Associate has violated a material term of this Addendum and such breach is not cured within such five (5) day period.

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